As filed with the Securities and Exchange Commission on January 2, 2020

File No. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY	☒
ACT OF 1940

Amendment No. 458	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(888) 877-4626

Douglas P. Dick, Esq. Brendan C. Fox, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Peter G. Strelow Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 458 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Trust’s Amendment No. 448 under the Investment Company Act of 1940 (the “1940 Act”), as filed on July 29, 2019, as amended, as pertaining to the Offering Memorandum Supplements. This filing amends, and is not intended to otherwise supersede or affect, the Offering Memoranda and Offering Memorandum Supplements of the Trust’s Private Account Portfolio Series, as filed on July 29, 2019, as amended, as they relate to other series of the Trust’s Private Account Portfolio Series, which are incorporated herein by reference.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the 1940 Act, and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

July 31, 2019 (as supplemented January 2, 2020)

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolios Series of PIMCO Funds (the “Trust”), dated July 31, 2019, as amended from time to time. Each Portfolio (defined below) issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios, including: the PIMCO ABS and Short-Term Investments Portfolio; the PIMCO EM Bond and Short-Term Investments Portfolio; the PIMCO High Yield and Short-Term Investments Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Credit Bond Portfolio; the PIMCO Long Duration Credit Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage and Short-Term Investments Portfolio; the PIMCO Municipal Portfolio; the PIMCO Real Return Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government and Short-Term Investments Portfolio (collectively, the “Portfolios”).

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for such clients. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Report. A copy of the Prospectus, Annual Report or Semi-Annual Report (when available) for each Portfolio may be obtained free of charge at the telephone number and address listed below.

PIMCO Funds

Regulatory Document Request

650 Newport Center Drive

Newport Beach, California 92660

Telephone: 1-888-87-PIMCO

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

(Cont’d)

ii

(Cont’d)

iii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Portfolios”), including: the PIMCO ABS and Short-Term Investments Portfolio; the PIMCO EM Bond and Short-Term Investments Portfolio; the PIMCO High Yield and Short-Term Investments Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Credit Bond Portfolio; the PIMCO Long Duration Credit Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage and Short-Term Investments Portfolio; the PIMCO Municipal Portfolio; the PIMCO Real Return Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government and Short-Term Investments Portfolio. Each Portfolio is registered under the 1940 Act.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Consistent with each Portfolio’s investment policies, each Portfolio may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios’ investments, strategies and risks is set forth below.

The PIMCO International Portfolio may pursue its investment objective by investing in the PIMCO International Portfolio Subsidiary LLC, a wholly-owned subsidiary of the PIMCO International Portfolio organized under the laws of the state of Delaware (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

Under the direction of the Federal Housing Finance Agency (“FHFA”), FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019 and the effects it may have on the market for mortgage-backed securities are uncertain.

Municipal Bonds

Each Portfolio, particularly the PIMCO Municipal Portfolio, may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”). It is a policy of the PIMCO Municipal Portfolio to have at least 80% of its net assets plus borrowings for investment purposes invested in investments, the income of which is exempt from federal income tax.

The PIMCO Municipal Portfolio may, from time to time, invest more than 25% of its total assets in Municipal Bonds of issuers in California and New York, and, if so, will be subject to the applicable state-specific risks discussed in the “Description of Principal Risks” section of the Offering Memorandum and in this “Municipal Bonds” section of this Offering Memorandum Supplement, but the Portfolio does not have any present intention to invest more than that amount in a particular state.

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds which the Portfolios may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Each Portfolio, and in particular the PIMCO Municipal Portfolio, may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. A Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

Each Portfolio that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to certain Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

Each Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Portfolio’s investments in Build America Bonds will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, a Portfolio that invests in tax-exempt Municipal Bonds, such as the PIMCO Municipal Portfolio, may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s respective investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

The Portfolios may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolios will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.

Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.

The Portfolios may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. A Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

The Portfolios may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request – usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, a Portfolio would hold the longer-term security, which could experience substantially more volatility.

The Portfolios may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. A Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolios may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

Certain Portfolios may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by a Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the

Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to a Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from a Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which a Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.

The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.

The TOB Residual held by a Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.

The TOB Trust may also be collapsed without the consent of a Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates.

In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.

The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolios’ ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.

The Portfolios have restructured their TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.

The Portfolios also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolios will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The recent economic downturn and budgetary constraints have made Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Portfolios may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolios also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Portfolio’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces-such as declines in real estate prices and general business activity-may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of a fund’s holdings in Municipal Bonds.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s Municipal Bonds in the same manner. In particular, the PIMCO Municipal Portfolio is subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New York. Neither the Portfolios nor PIMCO have independently verified the information, but have no reason to believe that it is substantially different.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolios and the value of such Municipal Bonds held by the Portfolios may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

California. Each Portfolio investing in California Municipal Bonds may be particularly affected by political, economic or regulatory developments affecting the ability of California tax-exempt issuers to pay interest or repay principal.

Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives as well as environmental events could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors that may impact issuers of California Municipal Bonds. The information is derived from sources that are generally available to investors, including information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by the Portfolios, and the Portfolios assume no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers are not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.

Certain debt obligations held by a Portfolio may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the State government to pay for their operations and services, their ability to pay debt service on obligations held by the Portfolios may be impaired.

Certain tax-exempt securities in which the Portfolios may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

California’s economy, the largest state economy in the United States and one of the largest and most diverse in the world, has major components in high technology, trade, entertainment, manufacturing, government, tourism, construction and services, and may be sensitive to economic factors affecting those industries. The relative proportion of the various components of the California economy closely resembles the make-up of the national economy.

California’s fiscal health has improved since the severe recession ended in 2009, which caused large budget deficits. California’s General Fund budget has achieved structural balance for the last several fiscal years. In recent years, the State has paid off billions of dollars of budgetary borrowings, debts and deferrals that were accumulated to balance budgets during the most recent recession and years prior.

California’s real gross domestic product (“GDP”) increased by 3.5% in 2018, and totaled approximately $3.0 trillion at current prices, making California the fifth largest economy in the world. Despite the increase in the minimum wage, lower-wage sectors, such as leisure and hospitality, and educational and health services continued to grow throughout 2018. The unemployment rate in April 2019 was 4.3% and is expected to remain low despite the increase in the minimum wage. Average wages are continuing to rise but at a slower rate than in previous periods of very low unemployment.

The Governor released his proposed budget for fiscal year 2019-20 on January 10, 2019 (“Governor’s Budget”). The Governor’s Budget focused on paying down debts and long-term liabilities and continued the State’s focus on building Proposition 2 reserves to save for future economic downturns. Previous budgets allocated discretionary resources in excess of constitutional funding requirements, such as those required by Proposition 98, and the Governor’s Budget seeks to maintain level Proposition 98 funding despite the decline in the minimum guarantee.

On May 9, 2019, the Governor revised the projections contained in the Governor’s Budget (“May Revision”). The May Revision projected total reserves of $19.5 billion by the end of fiscal year 2019-20—$15.5 billion in the Budget Stabilization Account (“BSA”), as required under Proposition 2, and $3.0 billion in the General Fund. In addition to the required transfer to the BSA, Proposition 2 requires that an equivalent amount be used to pay down existing debts and reduce unfunded liabilities in excess of current base amounts. During fiscal year 2019-20, per the May Revision, the Governor proposed to spend a total of $942 million to repay some of the General Fund’s loans from special funds, which would eliminate all outstanding loans from special funds.

The May Revision projected that General Fund revenues and transfers for fiscal year 2019-20 would be $143.8 billion and expenditures would be $147.0 billion. The May Revision stated that the General Fund began fiscal year 2018-19 with a surplus balance of $11.4 billion, and projected that the General Fund would begin fiscal year 2019-20 with a surplus of approximately $6.2 billion. The projected fiscal year 2019-20 General Fund revenues and transfers were 4.2% greater than the revised fiscal year 2018-19 estimate of $138.0 billion, while the projected fiscal year 2019-20 expenditures were 2.6% greater than the revised fiscal year 2018-19 estimate of $143.2 billion.

On June 27, 2019, the Governor’s Budget was signed into law (“Enacted Budget”). The Enacted Budget projects that General Fund revenues and transfers will be $143.8 billion and expenditures will be $147.8 billion. The Enacted Budget states that the General Fund began fiscal year 2018-19 with a surplus balance of $11.4 billion, and projects that the General Fund will begin fiscal year 2019-20 with a surplus of approximately $6.8 billion. The projected fiscal year 2019-20 General Fund revenues and transfers are 4.2% greater than the revised fiscal year 2018-19 estimate of $138.0 billion, while the projected fiscal year 2019-20 expenditures are 3.6% greater than the revised fiscal year 2018-19 estimate of $142.7 billion.

According to the Legislative Analyst’s Office (“LAO”), California’s nonpartisan fiscal and policy advisor, the Governor’s Budget prioritizes debt repayments, such as unfunded pension liabilities, and one-time spending programs, such as increased housing production and an expansion of education facilities. In addition, the LAO noted that the Governor’s Budget allocated fewer resources to building state reserves than in previous years. Notwithstanding the decrease in allocations to the BSA, the LAO believes that the Governor’s Budget is prudent in that nearly half of the Governor’s discretionary resources were allocated to paying down some of the State’s outstanding liabilities and focuses spending commitments to one-time purposes. The LAO cautioned that recent financial market volatility could adversely impact expected revenues, which could reduce the State’s ability to pursue the Governor’s proposals.

Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”) assign ratings to California’s long-term general obligation bonds, which represent their opinions as to the quality of the municipal bonds they rate. As of July 12, 2019, California’s general obligation bonds were assigned ratings of Aa3, AA- and AA- by Moody’s, S&P and Fitch, respectively. The ratings agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Portfolio invests.

The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources.

Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.

New York. Portfolios investing in New York Municipal Bonds may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York and is derived from sources that are generally available to investors, including the New York State Division of the Budget and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by the Portfolios and the Portfolios assume no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York City and State agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.

Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation, in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic, environmental and political factors. For example, the securities industry is more central to New York’s economy than to the national economy, therefore any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such financial, social, economic, environmental and political factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.

The fiscal stability of New York State is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. In the event that New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, and the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, may be adversely affected.

State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the Federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the impact of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact such proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities may issue bonds and notes within the amounts and restrictions set forth in their respective legislative authorization.

Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels; charges for electric power, electric and gas utility services; rentals charged for housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some authorities also receive monies from State appropriations to pay for the operating costs of certain of their programs.

Over the near and long term, New York State and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.

In May 2019, the State’s Division of Budget (“DOB”) issued an Enacted Budget Financial Plan related to the State’s enacted budget for FY 2020 (“Enacted Budget”), which includes projections for FYs 2019 through 2023. The FY 2020 authorized gap-closing plan consists of approximately $2.7 billion in savings from spending control, including a $1.8 billion reduction in local assistance spending. The budget gap represents the difference between: (a) the projected General Fund disbursements, including transfers to other funds, needed to maintain anticipated service levels and specific commitments; and (b) the expected level of resources to pay for them.

The State has experienced a number of natural disasters in recent years, for which the State has received, and anticipates further receipt of, Federal disaster aid. However, there can be no assurance that anticipated Federal disaster aid will be provided to the State, or that such Federal disaster aid, if provided, will be for the full amount estimated or on the timeline expected.

Although the State’s economy continues to show signs of growth, there are significant risks to this forecast, including, but not limited to, the effects of: national and international events, climate change and extreme weather events; ongoing financial instability in the Euro Zone; major terrorist events, hostilities or war; changes in consumer confidence, oil supplies and oil prices; cyber security attacks; Federal statutory and regulatory changes concerning financial sector activities; changes concerning financial sector bonus payouts; and shifts in monetary policy affecting interest rates and the financial markets.

The State projects total nonagricultural employment growth of 1.2% for 2019, with modest private sector growth of 1.2% for 2019. The State projects that wages will increase 3.8% for 2019, accompanied by total personal income growth of 4.0%. The State’s unemployment rate as of April 2019 was 3.9%, which was down from 4.3% in April 2018. The State’s unemployment rate was above the national average of 3.6% in April 2019.

Estimated total General Fund receipts for the Enacted Budget are projected to be $76.3 billion for FY 2020, an annual increase of $6.9 billion, or 9.9%, from FY 2019 results. These receipts consisted of $48.5 billion in personal income tax revenues (an increase of 13% from FY 2019), $14.6 billion in consumption/use tax receipts (an increase of 8.8% from FY 2019) and $6.1 billion in business tax receipts (an increase of 11% from FY 2019). The growth is primarily attributable to new for-profit insurance providers subject to a premium insurance tax. Against these revenues and transfers, the Enacted Budget included approximately $76.5 billion in General Fund disbursements.

New York City has the largest population of any city in the U.S., and it is obligated to maintain a complex, varied and aging infrastructure. The City bears responsibility for more school buildings, firehouses, health facilities, community colleges, roads, bridges, libraries, and police precincts than any other municipality in the country.

New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. As of December 31, 2018, the City’s total debt-incurring power under the general debt limit was approximately $106 billion, and the general debt-incurring power was $34.1 billion. The City’s general obligation debt outstanding was $37.9 billion as of December 31, 2018. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit totaled $71.08 billion as of June 2018.

In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and Tobacco Settlement Asset Securitization Corporation (“TSASC”). At the end of FY 2018, NYCTFA debt backed by personal income tax revenues accounted for $35.41 billion of debt. In July 2009, the State Legislature granted NYCTFA the authority to issue additional debt for general capital purposes. This additional borrowing above the initial $13.5 billion limit is secured by personal income tax revenues and counted under the City’s general debt limit. In addition to this capacity, the NYCTFA is authorized to issue up to $9.4 billion of Building Aid Revenue Bonds (BARBs) for education purposes. Approximately $7.94 billion of these bonds have been issued as of June 30, 2018. Debt service for these bonds is supported by State building aid revenues. At the end of FY 2018, TSASC debt totaled $1.07 billion. The City’s debt per capita has grown from $4,923 in FY 2000 to $11,023 by FY 2018, an increase of approximately 123%.

As of July 12, 2019 New York State’s general obligation bonds are rated AA+, Aa1, and AA+ by S&P, Moody’s, and Fitch, respectively. As of July 12, 2019, New York City’s general obligation debt was rated AA by S&P, Aa1 by Moody’s, and AA by Fitch. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Portfolio invests.

Mortgage-Related Securities and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” Certain Portfolios also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.

Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e. performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.

On September 6, 2008, FHFA placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred securities and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Fund.

In June 2019, under the Single Security Initiative, FNMA and FHLMC began issuing UMBS in place of their current offerings of TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.

Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Portfolios may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as a Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as a Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.

Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolios. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolios, to cover legal or related costs. Any such action could result in losses to the Portfolios.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios’ industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

PIMCO seeks to manage the portion of any Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches-known as support bonds, companion bonds or non-PAC bonds-which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events. Additionally, there can be no assurance that service providers to reverse mortgage trusts (RMTs) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolios) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolios. Investors, including the Portfolios, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolios incurring costs and expenses associated with such actions.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Portfolios may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios’ Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that Portfolios may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Real Estate Assets and Related Derivatives

Certain Portfolios may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. The Portfolios may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions (such as an oversupply of space or a reduction in demand for space), loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate-related investments may entail leverage and may be highly volatile.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Portfolios that invest in REITs will bear their proportionate share of the costs of the REITs’ operations.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not diversified and are heavily dependent on cash flow.

A Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). A Portfolio may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Portfolios may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization.

Bank Obligations

Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

The PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Mortgage and Short-Term Investments, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government and Short-Term Investments Portfolios may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, as described in the “Investment Restrictions” section in the Offering Memorandum, there is no additional limitation on the amount of a Portfolio’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Loans and Other Indebtedness, Loan Participations and Assignments

Each Portfolio (except the PIMCO Municipal Portfolio) may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that a Portfolio may acquire may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Portfolios may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolios may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation.

Certain Portfolios that are diversified limit the amount of their total assets that they will invest in any one issuer and all Portfolios limit the amount of their total assets that they will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, a Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolios will treat both the lending bank or other lending institution and the corporate borrower as “issuers.” For purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolio’s ability to invest in indebtedness related to a single financial intermediary, even if the underlying borrowers represent many different companies.

Loans and other types of direct indebtedness (which a Portfolio may originate, invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to lending by a Portfolio.

Acquisition of loans through a purchase of a loan or a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, a Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

Each Portfolio (except the PIMCO Municipal Portfolio) may make, participate in, or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing.

Each Portfolio (except the PIMCO Municipal Portfolio) may act as the originator for direct loans to a borrower. Direct loans between a Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolios may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with one or more Portfolios. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.

In determining whether to make a direct loan, a Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will lose money on the loan. Furthermore, direct loans may subject a Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Portfolio to dispose of a direct loan and/or to value the direct loan.

When engaging in direct lending, a Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, a Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields and/or less advantageous terms of such loans, which could reduce Portfolio performance.

As part of its lending activities, a Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Portfolio may have difficulty disposing of the assets used as collateral for a loan.

Various state licensing requirements could apply to a Portfolio with respect to the origination, acquisition, holding and servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, a Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent a Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its investments.

Senior Loans

To the extent the Portfolios invest in senior loans, including bank loans, the Portfolios may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk, than Portfolios that do not invest in such investments. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of investments. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce a Portfolio’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate and, a senior loan may lose significant market value before a default occurs. In addition, the senior loans in which the Portfolios invest may not be listed on any exchange and a secondary market for such loans may be less liquid than markets for other instruments. Consequently, transactions in senior loans may involve greater costs than transactions in more actively traded instruments. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make senior loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for the senior loans and/or may result in a Portfolio not receiving the proceeds from a sale of a senior loan for an extended period after such sale, each of which could result in losses to a Portfolio. Senior loans may have extended trade settlement periods, which may result in sale proceeds not being immediately available to a Portfolio. As a result, transactions in senior loans that settle on a delayed basis may limit a Portfolio’s ability to make additional investments or satisfy the Portfolio’s redemption obligations. A Portfolio may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a senior loan prepays or redeems the loan prior to maturity, a Portfolio may have to reinvest the proceeds in instruments that pay lower interest rates. Senior loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to a Portfolio’s investment in senior loans. In particular, if a senior loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Senior loans in which a Portfolio invests may be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. A Portfolio may have limited rights to exercise remedies against such collateral or a borrower and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require the Portfolio to act collectively with other creditors to exercise its rights with respect to a senior loan. Because of the risks involved in investing in senior loans, an investment in a Portfolio that invests in such instruments should be considered speculative.

Secondary trades of senior loans may have extended settlement periods. Any settlement of a secondary market purchase of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a senior loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. A Portfolio, as a buyer of a senior loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in senior loans.

Investors should be aware that a Portfolio’s investment in a senior loan may result in the Portfolio or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Portfolios’ investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally, PIMCO may seek to avoid receiving material, non-public information about issuers of senior loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from senior loan issuers. Please see “Portfolio Managers—Conflicts of Interest—Investment Opportunities” below for more information.

Trade Claims

The Portfolios may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.

Corporate Debt Securities

A Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s Investor Services, Inc. (“Moody’s”) describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” Standard & Poor’s Ratings Services (“S&P”) describes securities rated BBB as “having adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” For securities rated BBB, Fitch Ratings (“Fitch”) states that “...expectations of default risk are currently low...capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.” For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below. The Portfolios may invest in debt securities that are rated in any category established by one or more independent rating organizations or that are unrated.

High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies

Investments in securities rated below investment grade that are eligible for purchase by certain Portfolios are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.

High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

High yield and distressed company securities may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Portfolios could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for these securities and/or may result in a Portfolio not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to the Portfolio. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.

The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for the Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Portfolio, the Portfolio may retain the security if PIMCO deems it in the best interest of shareholders.

Creditor Liability and Participation on Creditors Committees

Generally, when a Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If a Portfolio is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to a Portfolio, may from time to time have an opportunity to consider, on behalf of a Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, a Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of a Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause a Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust, or any Portfolio(s) thereof, on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Portfolios may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”), except that each of the PIMCO ABS and Short-Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest up to 5% of their total assets in such securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

Certain Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose a Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Convertible Securities

Each Portfolio may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.

A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.

More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.

A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.

A Portfolio also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and the Portfolio in turn assumes credit risk associated with the convertible note.

Contingent Convertible Instruments. Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.” The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

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Loss absorption risk. CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

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Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Portfolios, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

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Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Equity Securities

While the securities in which the Portfolios intend to invest are expected to consist primarily of fixed income securities, the Portfolios may invest directly in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Portfolios generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.

Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.

Preferred Securities

Each Portfolio may invest in preferred securities. Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.

Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

Depositary Receipts

Certain Portfolios may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.

Warrants to Purchase Securities

The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

A Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

The Portfolios may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Foreign Securities

All Portfolios (except the PIMCO Municipal Portfolio) may invest in corporate debt securities of foreign issuers, preferred or preference securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO ABS and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Mortgage and Short-Term Investments, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, and PIMCO U.S. Government and Short-Term Investments Portfolios may invest in securities of foreign issuers only if they are U.S. dollar-denominated.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.

To the extent that a Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain Portfolios but not others.

Investment risk may be particularly high to the extent that a Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolios’ investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolios invest a portion of their assets in a concentrated geographic area, the Portfolios will generally have more exposure to regional economic risks associated with that geographic area.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolios’ investment. If such restrictions were to be imposed subsequent to the Portfolios’ investment in the securities markets of a particular country, the Portfolios’ response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolios’ liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolios, the Portfolios’ returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolios. A Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolios’ claims in any of these events.

Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolios may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios’ investment in that country.

Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures and such laws or procedures may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolios’ investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

Each Portfolio (except the PIMCO Municipal Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

A Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Euro- and EU-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of a Portfolio’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.

The Portfolios may face potential risks associated with the referendum on the United Kingdom’s continued membership in the EU, which resulted in a vote for the United Kingdom to leave the EU (commonly known as “Brexit”). Given the size and importance of the United Kingdom’s economy, the vote to leave the EU may result in substantial volatility in foreign exchange markets and may lead to a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. The vote to leave the EU may also result in a sustained period of market uncertainty, as the United Kingdom seeks to negotiate the terms of its exit. In this regard, there is a significant degree of uncertainty about how negotiations relating to the United Kingdom’s withdrawal and new trade agreements will be conducted, as well as the potential consequences and precise timeframe for Brexit. The vote to leave the EU may also destabilize some or all of the other EU member countries and/or the Eurozone. The ultimate effects of these events and other sociopolitical or geopolitical issues are not known but could profoundly affect global economies and markets. These developments could result in losses to the Portfolios, as there may be negative effects on the value of Portfolios’ investments and/or on Portfolios’ ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for Portfolios to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.

Investments in Russia. Certain Portfolios may invest in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions. Such sanctions – which may impact companies in many sectors, including energy, financial services and defense, among others – may negatively impact a Portfolio’s performance and/or ability to achieve its investment objective. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that a Portfolio is prohibited from transacting in certain existing investments tied to Russia), which could cause a Portfolio to sell other portfolio holdings at a disadvantageous time or price in order to meet shareholder redemptions. It is also possible that such sanctions may prevent U.S.-based entities that provide services to a Portfolio from transacting with Russian entities. Under such circumstances, a Portfolio may not receive payments due with respect to certain investments, such as the payments due in connection with the Portfolio’s holding of a fixed income security. More generally, investing in Russian securities is highly speculative and involves significant risks and special considerations not typically associated with investing in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors. This could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.

Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets.

Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies.

Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. However, there is no central securities depository and no central registration system for security holders and these services are carried out by the companies themselves or by registrars located throughout Russia. These registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity, and it is possible for a Portfolio to lose its registration through fraud, negligence, or even mere oversight. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. While a Portfolio will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Portfolio of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause a Portfolio to incur losses due to a counterparty’s failure to pay for securities the Portfolio has delivered or the Portfolio’s inability to complete its contractual obligations because of theft or other reasons. A Portfolio also may experience difficulty in obtaining and/or enforcing judgments in Russia.

The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products.

Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, there is the risk that the Russian government may impose capital controls on foreign portfolio investments in the event of extreme financial or political crisis. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.

Investments in the People’s Republic of China. Certain Portfolios that may invest in emerging market countries may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program and/or the RMB qualified foreign institutional investor (“RQFII”) program. In determining whether an instrument is economically tied to the PRC, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” including those associated with investing in emerging markets, investing in the PRC presents additional risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently-reliable economic data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility; (f) potential shortage of liquidity and limited accessibility by foreign investors; (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments and controls on the ability to exchange local currency for U.S. dollars; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII / RQFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; and (m) Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread.

In addition, there is a lack of clarity in the laws and regulations, and a lower level of enforcement activity, in these securities markets compared to more developed international markets. There could potentially be a lack of consistency in interpreting and applying the relevant regulations and a risk that the regulators may impose immediate or rapid changes to existing or introduce new laws, rules, regulations or policies without any prior consultation with or notice to market participants which may severely restrict the Portfolio’s ability to pursue its investment objectives or strategies. There also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. Under the QFII / RQFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, investment quota, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII / RQFII regulations have recently been revised to relax the limitation on repatriation of funds, it is a very new development therefore subject to uncertainties as to whether and how it will be implemented in practice. As a result of PRC regulatory requirements, a Portfolio may be limited in its ability to invest in securities or instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances such as when the price of the securities is at a low level, the involuntary liquidations may result in losses for a Portfolio. In addition, securities exchanges in the PRC typically have the right to suspend or limit trading in any security traded on the relevant exchange. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of a Portfolio’s investments.

Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. As an emerging market, many factors may affect such stability – such as increasing income inequality, agrarian unrest and instability of existing political structures – and may result in adverse consequences to a Portfolio investing in securities and instruments economically tied to the PRC. Political uncertainty, military intervention, regional conflicts and government corruption could reverse favorable trends toward market and economic reform, privatization and removal of trade barriers, and could result in significant disruption to securities markets.

The PRC is ruled by the Communist Party. Investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy. Unlike in the United States, the PRC’s currency is not determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This type of system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests. In addition, the government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue.

The PRC has historically been prone to natural disasters such as droughts, floods, earthquakes and tsunamis, and the region’s economy may be affected by such environmental events in the future. A Portfolio’s investment in the PRC is, therefore, subject to the risk of such events. In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to a Portfolio’s investments in the PRC.

The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect a Portfolio’s investment in the PRC. Because the rules governing taxation of investments in securities and instruments economically tied to the PRC are not always clear, PIMCO may provide for capital gains taxes on Portfolios investing in such securities and instruments by reserving both realized and unrealized gains from disposing or holding securities and instruments economically tied to the PRC. This approach is based on current market practice and PIMCO’s understanding of the applicable tax rules. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.

Investing through Stock Connect. Certain Portfolios may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange or the Shenzhen Stock Exchange through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Portfolios) to purchase certain PRC-listed equities via brokers in Hong Kong. Although Stock Connect is the first program allowing non-Chinese investors to trade Chinese equities without a license, purchases of securities through Stock Connect are subject to market-wide quota limitations, which may prevent a Portfolio from purchasing Stock Connect securities when it is otherwise advantageous to do so. An investor cannot purchase and sell the same security on the same trading day, which may restrict a Portfolio’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by trading holidays in either the PRC or Hong Kong, and there are trading days in the PRC when Stock Connect investors will not be able to trade. As a result, prices of Stock Connect may fluctuate at times when the Portfolio is unable to add to or exit its position. Only certain China A-shares are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. Because Stock Connect is relatively new, its effects on the market for trading China A-shares are uncertain. In addition, the trading, settlement and information technology (“IT”) systems required to operate Stock Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.

Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong, Shanghai or Shenzhen Stock Exchanges, although any default by a Hong Kong broker should be subject to established Hong Kong law. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as the Portfolio) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. A Portfolio may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, a Portfolio will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. Stock Connect trades are settled in Renminbi (RMB), the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.

Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If a Portfolio does not utilize a special segregated account, a Portfolio will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that a Portfolio may use to execute trades. While the Portfolio may use special segregated accounts in lieu of the pre-trade check, many market participants have yet to fully implement IT systems necessary to complete trades involving securities in such accounts in a timely manner. Market practice with respect to special segregated accounts is continuing to evolve.

Investing through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Portfolio may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of the Portfolio to make the filing on behalf of the relevant Portfolio and conduct trading and settlement agency services for the Portfolio. PBOC will exercise on-going supervision on the onshore settlement agent and the Portfolio’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Portfolio and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. The CIBM Direct Rules are very new and have yet to be tested on the market. At this stage the CIBM Direct Rules are still subject to further clarification and/or changes, which may adversely affect the Portfolio’s capability to invest in the CIBM.

Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with a Portfolio’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect a Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to a Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as a Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). A Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects a Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, a Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.

A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed-income instruments. Therefore, a Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. A Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect is only available on days when markets in both the PRC and Hong Kong are open. As a result, prices of securities purchased through Bond Connect may fluctuate at times when a Portfolio is unable to add to or exit its position and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.

The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on a Portfolio’s investments and returns.

Foreign Currency Transactions

All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). Portfolios may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. These Portfolios also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked to market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risk of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Currency Hedging. Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the marked-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange WarrantsTM (“CEWsTM”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLsTM”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance indexed paper. Performance indexed paper (“PIPsTM”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Borrowing

Except as described below, each Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. A Portfolio also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolios. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily marked-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Portfolio’s total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within a specified percentage of the initial amount delivered.

A Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolios’

restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to a Portfolio’s overall limitations on investments in illiquid securities. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. A Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Portfolio’s forward commitment to repurchase the subject security.

It is possible that changing government regulation may affect a Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact a Portfolio’s ability to utilize these investment strategies and techniques.

Derivative Instruments

In pursuing their individual objectives the Portfolios may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes and foreign currencies, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of their overall investment strategies, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency futures or options. Portfolios that may invest in foreign currency-denominated securities (except the PIMCO Municipal Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. A Portfolio also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or options on futures are traded in the future, a Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to additional, unforeseen risks, including the risk of loss.

The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. In addition, a Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. For Portfolios that gain exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for a Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, a Portfolio may wish to retain a Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, a Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may lose money.

A Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. A Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives.

Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed-income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by a Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

A Portfolio will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security, the option is covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by a Portfolio. A call option on a security is also “covered” if a Portfolio does not hold the underlying security or have the right to acquire it, but the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount equal to the value of the underlying security (minus any collateral deposited with a broker-dealer or other financial institution), on a marked-to-market basis (a so-called “naked” call option).

For a call option on an index, the option is covered if a Portfolio maintains with its custodian liquid assets in an amount equal to the Portfolio’s net obligation under the option. A call option is also covered if a Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if a Portfolio segregates or “earmarks” liquid assets equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restrictions concerning senior securities and borrowings.

If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.

The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios’ immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent a Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that a Portfolio that writes a put option may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.

If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that a Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If a Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risk of Potential Government Regulation of Derivatives.”

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.

Each of the Portfolios may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including, but not limited to: the S&P 500; the S&P Midcap 400; the Nikkei 225; the Markit CDX credit index; the iTraxx credit index; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

A Portfolio may purchase and write call and put futures options, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

Certain Portfolios and the Subsidiary have filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”), and, therefore, are not subject to registration or regulation as commodity pools under the CEA. PIMCO is not deemed to be a CPO with respect to its service as investment adviser to these Portfolios and the Subsidiary.

In 2012, the CFTC adopted certain rule amendments that significantly affected the exemptions that were available to each of the Portfolios and the Subsidiary. Effective January 1, 2013, certain Portfolios, as well as PIMCO, operate subject to CFTC regulation because of these changes.

To the extent any Portfolios or the Subsidiary become ineligible to claim an exclusion from CFTC regulation, these Portfolios or the Subsidiary may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation. The table below identifies which Portfolios are subject to CFTC regulation, as of July 26, 2018:

Portfolios Subject to CFTC Regulation

PIMCO EM Bond and Short-Term Investments Portfolio

PIMCO International Portfolio

PIMCO U.S. Government and Short-Term Investments Portfolio

Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by such Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day a Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will marked-to-market its open futures positions.

A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, a Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, a Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

When purchasing a futures contract that cash settles, a Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the daily marked-to-market net obligation (if any) of the futures contract. Alternatively, a Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract that cash settles, a Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that are equal to the daily marked-to-market net obligation (if any) of the futures contract. Alternatively, a Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that “physically settle”, a Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the full notional value of the futures contract. With respect to futures that are required to “cash settle,” however, a Portfolio is permitted to set aside or “earmark” liquid assets in an amount equal to the Portfolio’s daily marked-to-market (net) obligation, if any, (in other words, the Portfolio’s daily net liability, if any) rather than the full notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, a Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, a Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover a Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by limiting the overall duration of the Portfolio’s portfolio securities. Thus, the use of a longer-term security may require a Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of such Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options on futures contracts, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. Each Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign (non-U.S.) currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Portfolio also may enter into options on swap agreements (“swaptions”).

A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Portfolio’s investment objectives and general investment policies, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

Each Portfolio may also enter into combinations of swap agreements in order to achieve certain economic results. For example, a Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that a Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.

A Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

A Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Portfolios may engage in variance swaps.

Most types of swap agreements entered into by the Portfolios will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of a Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

A Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by a Portfolio may involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. A Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which a Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which a Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio. Such segregation or “earmarking” will not limit the Portfolio’s exposure to loss.

The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC continues to approve contracts for central clearing. Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolios’ ability to enter into swap agreements.

Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

A Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.

Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.

A Portfolio’s obligations under a recovery lock will be determined daily. In connection with recovery locks in which a Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s obligations, on a marked-to-market basis. In connection with recovery locks in which a Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the fixed payment amount of the recovery lock (minus any amounts owed to the Portfolio, if applicable). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements and regulation of certain market participants’ use of the same, may limit or prevent a Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent a Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of a Portfolio to use certain instruments as a part of its investment strategy. For example, in 2015 the SEC proposed new regulations related to a mutual fund’s use of derivatives and related instruments. If the proposal is adopted in substantially the same form as was originally proposed, it could limit or restrict the ability of a Portfolio to use certain instruments as part of its investment strategy. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Portfolios engage in derivative transactions could also limit or prevent the Portfolios from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolios to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action.

In particular, the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Portfolios may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and requires clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have adapted the rules and regulations enacting the provisions of the Dodd-Frank Act. However, swap dealers, major market participants and swap counterparties are experiencing, and will continue to experience, new and additional regulations, requirements, compliance burdens and associated costs. The Dodd-Frank Act and the rules promulgated thereunder may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. New requirements even if not directly applicable to the Portfolios, including margin requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of a Portfolio’s investments and cost of doing business, which could adversely affect investors.

Perpetual Bonds

A Portfolio may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.

Structured Products

The Portfolios may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and structured notes, which are potentially high-risk derivatives. For example, a structured product may combine a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a structured product is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would be a combination of a bond and a call option on oil.

Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a structured product. Under certain conditions, the redemption value of a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of structured products also exposes a Portfolio to the credit risk of the issuer of the structured product. These risks may cause significant fluctuations in the net asset value of the Portfolio. Each Portfolio, will not invest more than 5% of its total assets in a combination of credit-linked securities or commodity-linked notes.

Credit-Linked Securities. Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. For example, a Portfolio may invest in credit-linked securities as a cash management tool in order to gain exposure to the high yield markets and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive as an investor in the trust. A Portfolio’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the securities will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity

Commodity-Linked Notes. Certain structured products may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.

Structured Notes and Indexed Securities. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Therefore, the value of such notes and securities may be very volatile. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, relatively less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. To the extent a Portfolio invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Portfolio’s holdings in an effort to monitor the Portfolio’s interest rate risk.

Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios’ investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Equity-Linked Securities and Equity-Linked Notes. A Portfolio may invest a portion of its assets in equity-linked securities. Equity-linked securities are privately issued derivative securities that have a return component based on the performance of a single stock, a basket of stocks, or a stock index. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments.

An equity-linked note is a note, typically issued by a company or financial institution, whose performance is tied to a single stock, a basket of stocks, or a stock index. Generally, upon the maturity of the note, the holder receives a return of principal based on the capital appreciation of the linked securities. The terms of an equity-linked note may also provide for the periodic interest payments to holders at either a fixed or floating rate. Because the notes are equity linked, they may return a lower amount at maturity due to a decline in value of the linked security or securities. To the extent a Portfolio invests in equity-linked notes issued by foreign issuers, it will be subject to the risks associated with the debt securities of foreign issuers and with securities denominated in foreign currencies. Equity-linked notes are also subject to default risk and counterparty risk.

Bank Capital Securities

The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of common and non-cumulative preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date. Subject to certain regulatory requirements, both Tier I and Tier II securities may include trust preferred securities. As a general matter, trust preferred securities are being phased out as Tier I and Tier II capital of banking organizations unless they qualify for grandfather treatment.

Trust Preferred Securities

The Portfolios may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred securities. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.

Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Portfolio.

As a result of trust preferred securities being phased out of Tier I and Tier II capital of banking organizations, a Portfolio’s ability to invest in trust preferred securities may be limited. This may impact a Portfolio’s ability to achieve its investment objective.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

Each Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, a Portfolio will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When a Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. A Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Infrastructure Investments

Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.

Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.

Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.

Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.

An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.

Short Sales

Each of the Portfolios, may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If a Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short (calculated daily), or will ensure that such positions are covered by offsetting positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to a Portfolio’s investments in privately placed and unregistered securities, a Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Regulation S Securities

A Portfolio, either directly or through investments in its wholly-owned subsidiary may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933 (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Investments

A Portfolio may not invest more than 15% of its net assets in “illiquid investments” that are assets, as determined pursuant to Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act and the Portfolio’s procedures adopted thereunder. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, the Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolio may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.

Repurchase Agreements

Each Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.

Loans of Portfolio Securities

For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily marked-to-market basis in an amount at least equal to 102% of the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 331/3% of the total assets of the Portfolio (including the collateral received with respect to such loans). Each Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such investments.

Investments in Business Development Companies (“BDCs”)

Certain of the Portfolios may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies in which a BDC may invest, and therefore there is a risk that investors may not be able to make a fully informed decision. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.

Investments in Exchange-Traded Funds (“ETFs”)

Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV.

Government Intervention in Financial Markets

Instability in the financial markets during and after the 2008-2009 financial downturn has led the U.S. Government and governments across the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets, the potential impact of which on the value of securities held by a Portfolio is unknown. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolios’ portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving each Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

The value of a Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by a Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

Investments in the Wholly-Owned Subsidiary

Investments in the Subsidiary are expected to permit the PIMCO International Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The PIMCO International Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors.

It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the PIMCO International Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in its Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO International Portfolio invests in its Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.

While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the PIMCO International Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.

In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolios to implement certain trading strategies, hold certain investments or for other reasons.

Quantitative Investing Risk

PIMCO employs and/or relies on algorithms, models or other systems in connection with certain of its investment activities, including research, forecasting, selection, and execution processes (together, “Systems”). These Systems rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. Errors may occur in the design, writing, testing, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes and changes in the behavior of market participants. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed trades, risk management and trading strategies depends on a number of factors including the accuracy and quality of data inputs into the Systems, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact a Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure to execute intended trades, or failure to identify hedging or other risk management opportunities or targets. Further, if incorrect market data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Most Systems require continual monitoring and enhancements, and there is no guarantee that such enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process (i.e., where one System develops a potential recommended signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on a Portfolio over time.

PIMCO will address System Incidents in its sole discretion, subject to any applicable regulatory or contractual requirements, and there is no guarantee that measures taken to address a System Incident will be successful.

System Incidents with respect to the implementation of quantitative strategies or methods may not be considered by PIMCO to be violations of the applicable standards of care and, as a result, losses associated with System Incidents may not be considered compensable to a Portfolio. PIMCO, in its discretion, may not disclose certain System Incidents to the Portfolios.

PIMCO relies on quantitative models, data, and trading algorithms supplied by third parties for certain Portfolios. Such models, data and algorithms are used to construct sets of transactions and investments, to implement investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable Portfolios to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the algorithms, and PIMCO and applicable Portfolios will be exposed to systems, cyber security and other risks associated with the third party models, data or algorithms. Losses associated with third-party models, data, or algorithms may not be considered compensable to a Portfolio. PIMCO, in its discretion, may not disclose certain such events to the applicable Portfolio.

Increasing Government Debt

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.

A high national debt level may increase market pressures to meet government funding needs, which may drive debt costs higher and cause the U.S. Treasury to sell additional debt with shorter maturity periods, thereby increasing refinancing risk. A high national debt also raises concerns that the U.S. Government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the U.S. Government from implementing effective counter-cyclical fiscal policy in economic downturns.

In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+,” which was last affirmed by S&P in June 2017. In explaining the downgrade, S&P cited, among other reasons, controversy over raising the statutory debt ceiling and growth in public spending. Recent U.S. “fiscal cliff” and budget deficit concerns, difficulties in approving annual budgets and continued increases in the statutory debt ceiling, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades by S&P or other credit rating agencies, which may lead to increased interest rates, volatility and significant disruption across various financial markets and asset classes. Moreover, the market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a sovereign credit rating downgrade. This could adversely affect the value of the Portfolios’ investments.

Inflation and Deflation

The Portfolios may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income of a Portfolio will be worth less in the future as inflation decreases the present value of money. A Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. Deflation risk is the risk that prices throughout the economy decline over time creating an economic recession, which could make issuer default more likely and may result in a decline in the value of a Portfolio’s assets. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Cash Holdings

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Portfolio’s assets in certain defensive strategies for temporary or indefinite period. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As discussed in this Offering Memorandum Supplement, a Portfolio may also invest in affiliated money market and/or short-term bond funds for cash management purposes.

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Portfolios and the value of assets they hold, expose the Portfolios to additional costs, require changes to investment practices, and adversely affect the Portfolios’ ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolios’ ability to pursue their investment objectives or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolios will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Actions by governmental entities may also impact certain instruments in which a Portfolio invests. For example, certain instruments in which a Portfolio may invest rely in some fashion upon LIBOR. LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced plans to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on a Fund or on certain instruments in which a Portfolio invests are not known. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a reduction in the value of certain instruments held by a Portfolio or reduce the effectiveness of related Portfolio transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Portfolio.

Liquidation of Portfolios

The Board of Trustees of the Trust may determine to close and/or liquidate a Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of a Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio. The value of an investment in a Portfolio, and any subsequent distribution in the event of termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s basis in his or her shares of the Portfolio. A shareholder of a liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.

It is the intention of any Portfolio expecting to close or liquidate to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that a Portfolio should lose its status as a registered investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.

Participation in Litigation or Arbitration Proceedings

PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that a Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of a Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for a Portfolio and/or cause a Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve a Portfolio’s rights or interests in connection with (1) defending a claim made against a Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to the Portfolio and (b) to preserve the Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of a Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause the Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of the Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of the Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, a Portfolio may directly bear a portion or all of the fees associated with the actions described above.

Portfolio Operations

Operational Risk. An investment in a Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Portfolio. While the Portfolios seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Portfolio.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Portfolios have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Portfolio to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to a Portfolio’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches involving a Portfolio’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which a Portfolio invests can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. Moreover, cyber security breaches involving trading counterparties or issuers in which a Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investment to lose value.

Cyber security failures or breaches may result in financial losses to a Portfolio and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Like with operational risk in general, the Portfolios have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolios do not directly control the cyber security systems of issuers in which a Portfolio may invest, trading counterparties or third party service providers to the Portfolios. There is also a risk that cyber security breaches may not be detected. The Portfolios and their shareholders could be negatively impacted as a result.

INVESTMENT RESTRICTIONS

In addition to the investment restrictions set forth in the Offering Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO EM Bond and Short-Term Investments Portfolio, PIMCO High Yield and Short-Term Investments Portfolio, PIMCO International Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio and PIMCO Real Return Portfolio will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High Yield and Short-Term Investments Portfolio and PIMCO Real Return Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of their total assets using the techniques described in the Offering Memorandum. The PIMCO Low Duration and PIMCO Moderation Duration Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of their total assets using the techniques described in the Offering Memorandum. The PIMCO International Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 100% of its total assets using the techniques described in the Offering Memorandum. The PIMCO EM Bond and Short-Term Investments Portfolio may, but is not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful. All percentage limitations described in this paragraph are considered Elective Investment Restrictions (as defined below) for purposes of a Portfolio’s acquisition through a Voluntary Action (as defined below).

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.

As noted above, a Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. In such event, a Portfolio covers its commitment under such transactions by segregating or “earmarking” assets determined in accordance with procedures adopted by the Board of Trustees. In addition to covering such commitments in the manner described above, with respect to forwards, futures contracts, options and swaps that are required to cash settle (i.e., where physical delivery of the underlying reference asset is not permitted), a Portfolio is permitted to segregate or “earmark” liquid assets equal to a Portfolio’s daily marked-to-market net obligation under the instrument, if any, rather than the instrument’s full notional value (i.e., the market value of the reference asset underlying the forward or derivative). By doing so, such instruments will not be considered a “senior security” by the Portfolio. By segregating or earmarking liquid assets equal to only its net marked-to-market obligation under forwards or derivatives that are required to cash settle, a Portfolio will have the ability to utilize such instruments to a greater extent than if a Portfolio were required to segregate or earmark liquid assets equal to the full notional value of the instrument.

Pursuant to policies adopted by the Portfolios’ Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by a Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.

For purposes of a Portfolio’s investment policy adopted pursuant to Rule 35d-1 under the 1940 Act, the Portfolio will count derivative instruments at market value. For purposes of other investment policies and restrictions, the Portfolios may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, a Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, a Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of applying the Portfolios’ policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolios’ policy with respect to diversification does not limit the percentage of a Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolios interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 4 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Portfolios, subject to each Portfolio’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments.

The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolios may enter into transactions with respect to the investment of daily cash balances of the Portfolios in shares of PIMCO-sponsored money market and/or short-term bond funds. Pursuant to an exemptive order issued by the SEC, the Portfolios, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with each Portfolio’s investment objective and investment policies. As part of the interfund lending program, certain PIMCO-sponsored money market and short-term bond funds will have the ability to lend to certain other PIMCO-sponsored non-money market and non-short-term bond funds, as detailed in the exemptive relief (the “Interfund Lending Program”).

Any loan made through the Interfund Lending Program would be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the time required to receive payment for securities sold, but in no event more than seven days. In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary cash management or emergency purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate.

The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.

No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.

Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in a Portfolio’s total assets will not require a Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. In addition and notwithstanding the foregoing, for purposes of this policy, certain Non-Fundamental Investment Restrictions, as noted above and including the 5% limitation of Non-Fundamental Investment Restriction 2 set forth in the Offering Memorandum, are also considered Elective Investment Restrictions. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Portfolio’s acquisition of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolios may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, a Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction.

A Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or to-be-announced (“TBA”) transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from over-the-counter trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, a Portfolio may “roll” an existing over-the-counter swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolios will test for compliance with Elective Investment Restrictions at the time of a Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to a Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.

Certain of the Portfolios have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, a Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of eight Trustees, six of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee and Governance Committee and the co-Chairs of the Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.

The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent

Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 650 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Interested Trustees[1]

Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present Chairman 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	146	Chairman and Trustee, PIMCO Variable Insurance Trust and PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Brent R. Harris (1959) Trustee	08/1997 to present	Managing Director, PIMCO. Senior Vice President of the Trust, PIMCO Equity Series, PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Formerly, member of Executive Committee, PIMCO.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc; and member of Board of Governors, Investment Company Institute. Formerly, Chairman, PIMCO Funds, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.

Independent Trustees

George E. Borst (1948) Trustee	04/2015 to present	Executive Advisor, McKinsey & Company; Formerly, Executive Advisor, Toyota Financial Services; and CEO, Toyota Financial Services.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust PIMCO Equity Series VIT; Director, MarineMax Inc.

Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Managing Director, Dunbar Partners, LLC (business consulting and investments). Formerly, Partner, Leonard Green & Partners, L.P.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, PS Business Parks; Director, Big 5 Sporting Goods Corporation.

Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, State Auto Financial Corporation.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group).	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT.

Peter B. McCarthy (1950) Trustee	04/2015 to present	Formerly, Assistant Secretary and Chief Financial Officer, United States Department of Treasury; Deputy Managing Director, Institute of International Finance.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT.

Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	146	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

(1)	Mr. Harris and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
(†)	Trustees serve until their successors are duly elected and qualified.
(*)	The information for the individuals listed is as of June 30, 2019.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, his former position as the Chief Administrative Officer of PIMCO, as well as his role as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, give him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Harris’s position as a Managing Director of PIMCO and, formerly, as a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Borst served in multiple executive positions at a large automotive corporation. Mr. Borst has prior financial experience from his oversight of the chief financial officer, treasury, accounting and audit functions of that automotive corporation. He also served as the Chief Executive Officer of a credit company. Additionally, Mr. Borst has prior experience as a board member of a corporation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015.

Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. She currently serves on the board of directors of a public company. Additionally, Ms. Hubbard has valuable experience from her service on the board of trustees of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017.

Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015.

Mr. McCarthy has experience in the areas of financial reporting and accounting, including prior experience as Assistant Secretary and Chief Financial Officer of the United States Department of the Treasury. He also served as Deputy Managing Director of the Institute of International Finance, a global trade association of financial institutions. Mr. McCarthy also has significant prior experience in corporate banking. Additionally, Mr. McCarthy has gained valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015 and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2011.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Executive Officers

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Eric D. Johnson (1970)* President	06/2019 to present	Executive Vice President, PIMCO. President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

David C. Flattum (1964) Chief Legal Officer	05/2019 to present	Managing Director and General Counsel, PIMCO. Chief Legal Officer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Managing Director, Chief Operating Officer and General Counsel, Allianz Asset Management of America L.P.

Keisha Audain-Pressley (1975) Chief Compliance Officer	01/2020 to present	Executive Vice President and Deputy Chief Compliance Officer, PIMCO. Chief Compliance Officer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brent R. Harris (1959) Senior Vice President	03/2010 to present	Managing Director, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Formerly, member of Executive Committee, PIMCO.

Ryan G. Leshaw (1980) Vice President—Senior Counsel, Secretary	05/2019 to present	Senior Vice President and Senior Counsel, PIMCO. Vice President, Senior Counsel and Secretary, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Chief Legal Officer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Associate, Willkie Farr & Gallagher LLP.

Joshua D. Ratner (1976)** Senior Vice President	05/2019 to Present	Executive Vice President and Head of U.S. Operations, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.

Wu-Kwan Kit (1981) Assistant Secretary	08/2017 to present	Vice President and Senior Counsel, PIMCO. Assistant Secretary, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Vice President, Senior Counsel and Secretary, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Assistant General Counsel, VanEck Associates Corp.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Stacie D. Anctil (1969) Vice President	05/2015 to present	Executive Vice President, PIMCO. Vice President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.
Brian J. Pittluck (1977) Vice President	01/2020 to present	Senior Vice President, PIMCO. Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Bradley A. Todd (1965) Treasurer	06/2019 to present	Senior Vice President, PIMCO. Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT,PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Bijal Y. Parikh (1978) Deputy Treasurer	01/2020 to present	Vice President, PIMCO. Deputy Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Assistant Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967) Assistant Treasurer	02/2001 to present	Executive Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brandon T. Evans (1982) Assistant Treasurer	05/2019 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds

Colleen D. Miller (1980)** Assistant Treasurer	02/2017 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Christopher M. Morin (1980) Assistant Treasurer	08/2016 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Jason J. Nagler (1982)** Assistant Treasurer	05/2015 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

H. Jessica Zhang (1973)** Assistant Treasurer	01/2020 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

*	Unless otherwise noted, the information for the individuals listed is as of January 1, 2020.
(†)

The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Credit and Mortgage Income Fund, PIMCO Dynamic Income Fund, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Opportunity Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund and PIMCO Flexible Municipal Income Fund.

**	The address of these officers is Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

Securities Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2018.

Name of Trustee	Dollar Range of Equity Securities in each Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies

Interested Trustees

Brent R. Harris	None	Over $100,000

Peter G. Strelow	None	Over $100,000

Independent Trustees

George E. Borst	None	Over $100,000

Jennifer Holden Dunbar	None	Over $100,000

Kym M. Hubbard	None	Over $100,000

Gary F. Kennedy	None	Over $100,000

Peter B. McCarthy	None	Over $100,000

Ronald C. Parker	None	Over $100,000

To the best of the Trust’s knowledge, as of June 30, 2019, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2018.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
George E. Borst	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Peter B. McCarthy	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:

●	the Portfolios;
●	an officer of the Portfolios;
●

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

●

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

●	the investment adviser or principal underwriter of the Portfolios;
●	an officer of the investment adviser or principal underwriter of the Portfolios;
●	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or
●	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.

With respect to the persons listed in the bullet points above, no independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:

(i)	Payments for property or services to or from any such person;
(ii)	Provision of legal services to any such person;
(iii)	Provision of investment banking services to any such person; and
(iv)	Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.

Standing Committees

Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2019. However, the members of any Committee may be changed by the Board of Trustees from time to time.

The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Msses. Dunbar and Hubbard and Messrs. Borst, Kennedy, McCarthy and Parker (Chair)). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2019, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of each Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of each Portfolio’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Msses. Dunbar and Hubbard (co-Chair) and Messrs. Borst, Harris, Kennedy (co-Chair), McCarthy, Parker and Strelow. During the fiscal year ended March 31, 2019, there were 4 meetings of the Valuation Oversight Committee.

The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of the Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding the Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Msses. Dunbar (Chair) and Hubbard and Messrs. Borst, Harris, Kennedy, McCarthy, Parker and Strelow. The Investment Performance Committee was formed in February 2019 and did not meet during the fiscal year ended March 31, 2019.

The Trust also has a Governance Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance Committee, and the Governance Committee currently consists of Msses. Dunbar and Hubbard and Messrs. Borst (Chair), Kennedy, McCarthy and Parker). Prior to November 6, 2018, the Governance Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.

The Governance Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.

The Governance Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.

Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.

All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.

During the fiscal year ended March 31, 2019, there were 2 meetings of the Governance Committee.

Trustee Retirement Policy

The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2019.

Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees

George E. Borst, Trustee	$232,087.50	N/A	$359,012.50

Jennifer Holden Dunbar, Trustee	$227,587.50	N/A	$462,762.50

Kym M. Hubbard, Trustee	$227,587.50	N/A	$349,012.50

Gary F. Kennedy, Trustee	$233,337.50	N/A	$359,012.50

Peter B. McCarthy, Trustee	$233,337.50	N/A	$485,162.50

Ronald C. Parker, Trustee	$268,337.50	N/A	$522,762.50

(1)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2019.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of June 30, 2019 PIMCO had approximately $1.84 trillion of assets under management and $1.42 trillion of third-party assets under management.

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. (“Allianz Asset Management”) with minority interests held by Allianz Asset Management of America LLC, by Allianz Asset Management U.S. Holding II LLC, each a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of John C. Maney.

As of the date of the Offering Memorandum Supplement, there are currently no significant institutional shareholders of Allianz SE.

Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolios or the Adviser, and the Portfolios’ ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolios’ ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios’ ability to take advantage of market opportunities, or the Portfolios’ overall performance.

Advisory Agreement

The Portfolios pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” below. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Portfolios, PIMCO receives a monthly advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.

As disclosed in the Portfolios’ Offering Memorandum, the Portfolios may invest in certain PIMCO-advised money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the Portfolios and certain other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The Central Funds do not pay an investment advisory fee to PIMCO in return for providing investment advisory services. However, when investing in a Central Fund, each such Portfolio (“Investing Portfolio”) has agreed that 0.005% of the advisory fee that such Investing Portfolio is currently obligated to pay to PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the applicable Central Fund.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

As discussed in “Investment Objectives and Policies” above, the PIMCO International Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The PIMCO International Subsidiary LLC will not pay PIMCO a fee for advisory or administrative services.

The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the PIMCO International Portfolio and PIMCO is terminated.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amounts of the advisory fees paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017
PIMCO ABS and Short-Term Investments Portfolio	$ 900,485	$ 789,072	$ 632,830
PIMCO EM Bond and Short-Term Investments Portfolio	114,580	127,303	146,955
PIMCO High Yield and Short-Term Investments Portfolio	108,556	115,141	133,366
PIMCO International Portfolio	131,311	133,909	152,342
PIMCO Investment Grade Credit Bond Portfolio	443,144	320,383	385,696
PIMCO Long Duration Credit Bond Portfolio	4,014,290	3,675,001	3,570,073
PIMCO Low Duration Portfolio	154,053	88,447	42,309
PIMCO Moderate Duration Portfolio	387,910	298,142	163,330
PIMCO Mortgage and Short-Term Investments Portfolio	507,534	395,642	391,794
PIMCO Municipal Portfolio	28,139	27,597	29,864
PIMCO Real Return Portfolio	8,271	42,265	210,070
PIMCO Short-Term Floating NAV Portfolio II	1,057,840	1,019,335	883,761
PIMCO Short-Term Portfolio	111,483	111,120	136,458
PIMCO U.S. Government and Short-Term Investments Portfolio	365,196	471,924	415,983

Advisory Fees Waived and Recouped

PIMCO has contractually agreed to reduce total annual fund operating expenses for certain Portfolios by waiving a portion of its advisory fee, which may or may not be recouped in future fiscal periods depending on the contract.

Previously waived advisory fees recouped during the fiscal years ended March 31, 2019, 2018 and 2017 were as follows:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO International Portfolio	$0	$0	$0
PIMCO U.S. Government and Short-Term Investments Portfolio	8,947	0	0

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolios.

Policy Statement: The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.

Overview: PIMCO has adopted a written proxy voting policy (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. As a general matter, when PIMCO has proxy voting authority, PIMCO has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances.

Equity Securities. The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) a PM decides to override the ISP’s voting recommendation. In either such case as described above, the Legal and Compliance department will review the proxy to determine whether a material conflict of interest, or the appearance of one, exists.

Fixed Income Securities. Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and their role is limited to election processing and recordkeeping. When processed as corporate action-consents, the Legal and Compliance department will review all election forms to determine whether a conflict of interest, or the appearance of one, exists with respect to the PM’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for issuing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.

Resolution of potential conflicts of interest. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy.

Information about how PIMCO voted a Portfolio’s proxies for the most recent twelve month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolios’ at 1-800-927-4648, on the Portfolios’ website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.

Portfolio Turnover

A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by a Portfolio. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).

The portfolio turnover rate of a Portfolio is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by; (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that the Portfolio does not intend to maintain for more than one year. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year. Portfolio turnover rates for each Portfolio that was operational as of the Trust’s most recent fiscal year end are provided in the applicable Prospectuses under the “Financial Highlights.”

The PIMCO International Portfolio experienced a decreased portfolio turnover rate compared to its prior year. The PIMCO International Portfolio’s trading activity decreased during the period ended March 31, 2019 when purchases of the Portfolio’s shares decreased as compared to the prior period ended March 31, 2018. The PIMCO Municipal Portfolio experienced an increased portfolio turnover rate compared to its prior year. The PIMCO Municipal Portfolio’s trading activity increased during the period ended March 31, 2019 when purchases of the Portfolio’s shares increased as compared to the prior period ended March 31, 2018.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolios’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolios. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required, by the terms of the applicable SEC exemptive relief, to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and the separate account holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to Portfolio holdings. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolios’ execution of purchase and sale transactions.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

Monthly Disclosure. PIMCO will make available the complete schedule of the portfolio holdings of each of the Portfolios to shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) free of charge by calling PIMCO at 1-800-927-4648, as reported on a month-end basis. The information will be made available no earlier than the first business day falling five days after the month’s end.

The Portfolios file portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolios’ complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender, service providers to PIMCO or to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of a Portfolio and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

Each Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding a Portfolio, including portfolio holdings information, more frequently to (i) certain third parties that have a legitimate business purpose in receiving such information, or (ii) a redeeming shareholder effecting a redemption-in-kind from one of the Portfolios as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.

The distribution of non-public information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.

Required Disclosures. No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving a Portfolio’s current or past portfolio holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios’ transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term

Investments, PIMCO Investment Grade Credit Bond, PIMCO Long Duration Credit Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and Short-Term Investments, PIMCO Municipal, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government and Short-Term Investments Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio. For the services it provides to the PIMCO EM Bond and Short-Term Investments and PIMCO International Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.10%, at an annual rate of the average daily net assets of the Portfolio.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amount of the supervisory and administrative fees paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017

PIMCO ABS and Short-Term Investments Portfolio	$1,350,727	$1,183,608	$949,245

PIMCO EM Bond and Short-Term Investments Portfolio	572,901	636,514	734,773

PIMCO High Yield and Short-Term Investments Portfolio	162,833	172,712	200,049

PIMCO International Portfolio	656,557	669,543	761,709

PIMCO Investment Grade Credit Bond Portfolio	664,717	480,575	578,544

PIMCO Long Duration Credit Bond Portfolio	6,021,436	5,512,501	5,355,110

PIMCO Low Duration Portfolio	231,080	132,671	63,464

PIMCO Moderate Duration Portfolio	581,864	447,214	244,996

PIMCO Mortgage and Short-Term Investments Portfolio	761,300	593,463	587,691

PIMCO Municipal Portfolio	42,209	41,395	44,796

PIMCO Real Return Portfolio	12,406	63,398	315,105

PIMCO Short-Term Floating NAV Portfolio II	1,586,760	1,529,003	1,325,641

PIMCO Short-Term Portfolio	167,225	166,679	204,688

PIMCO U.S. Government and Short-Term Investments Portfolio	547,795	707,886	623,974

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses; and (viii) any expenses allocated or allocable to a specific class of shares.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

Supervisory and Administrative Fees Waived and Recouped

PIMCO has contractually agreed, through July 31, 2020, for the Portfolios, to waive their supervisory and administrative fee, or reimburse such Portfolios, to the extent that organizational expenses and pro rata Trustees’ fees exceed 0.00049% of the Portfolio’s average net assets attributable to the respective share class (the “Expense Limit”). Under the Expense Limitation Agreement, which renews annually for a full year unless terminated by PIMCO upon at least 30 days’ notice prior to the end of the contract term, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided organizational expenses and pro rata Trustees’ fees, plus such recoupment, do not exceed the Expense Limit.

Supervisory and administrative fees waived during the fiscal years ended March 31, 2019, 2018 and 2017 were as follows:

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017

PIMCO ABS and Short-Term Investments Portfolio	$ 24,864	$ 22,916	$ 5,749

PIMCO EM Bond and Short-Term Investments Portfolio	3,477	3,993	1,758

PIMCO High Yield and Short-Term Investments Portfolio	3,174	3,786	1,436

PIMCO International Portfolio	3,851	4,158	1,910

PIMCO Investment Grade Credit Bond Portfolio	11,561	10,091	4,357

PIMCO Long Duration Credit Bond Portfolio	118,779	110,634	44,036

PIMCO Low Duration Portfolio	4,069	2,334	1,399

PIMCO Moderate Duration Portfolio	10,307	8,572	4,941

PIMCO Mortgage and Short-Term Investments Portfolio	13,490	12,459	4,176

PIMCO Municipal Portfolio	906	858	352

PIMCO Real Return Portfolio	373	2,448	2,900

PIMCO Short-Term Floating NAV Portfolio II	29,474	5,558	9,473

PIMCO Short-Term Portfolio	3,188	3,634	1,677

PIMCO U.S. Government and Short-Term Investments Portfolio	11,445	13,700	4,566

Previously waived supervisory and administrative fees recouped during the fiscal years ended March 31, 2019, 2018 and 2017 were as follows:

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017
PIMCO ABS and Short-Term Investments Portfolio	$ 22,062	$ 19,428	$ 0
PIMCO EM Bond and Short-Term Investments Portfolio	2,807	3,138	0
PIMCO High Yield and Short-Term Investments Portfolio	2,660	2,838	0
PIMCO International Portfolio	3,217	3,300	0

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017

PIMCO Investment Grade Credit Bond Portfolio	10,857	7,898	0

PIMCO Long Duration Credit Bond Portfolio	98,350	89,807	0

PIMCO Low Duration Portfolio	3,774	2,177	1,037

PIMCO Moderate Duration Portfolio	9,504	7,341	4,002

PIMCO Mortgage and Short-Term Investments Portfolio	12,435	9,750	0

PIMCO Municipal Portfolio	689	680	0

PIMCO Real Return Portfolio	203	1,048	0

PIMCO Short-Term Portfolio	2,731	2,740	0

PIMCO Short-Term Floating NAV Portfolio II	25,752	0	0

PIMCO U.S. Government and Short-Term Investments Portfolio	0	11,620	0

Brokerage Commissions Paid

For the fiscal years ended March 31, 2019, 2018 and 2017, the following amounts of brokerage commissions were paid by each operational Fund:

Portfolio	Year Ended 3/31/2019	Year Ended 3/31/2018	Year Ended 3/31/2017

PIMCO ABS and Short-Term Investments Portfolio	$ 7,661	$ 5,327	$ 5,548

PIMCO EM Bond and Short-Term Investments Portfolio	0	0	0

PIMCO High Yield and Short-Term Investments Portfolio	6,294	9,773	8,266

PIMCO International Portfolio	303,675	257,598	116,014

PIMCO Investment Grade Credit Bond Portfolio	23,124	31,620	25,106

PIMCO Long Duration Credit Bond Portfolio	153,519	313,748	218,845

PIMCO Low Duration Portfolio	19,337	5,183	1,087

PIMCO Moderate Duration Portfolio	30,944	19,505	6,467

PIMCO Mortgage and Short-Term Investments Portfolio	1,430	275	0

PIMCO Municipal Portfolio	0	0	0

PIMCO Real Return Portfolio	365	19,208	84,282

PIMCO Short-Term Portfolio	2,867	0	0

PIMCO Short-Term Floating NAV Portfolio II	0	0	0

PIMCO U.S. Government and Short-Term Investments Portfolio	612,772	489,074	387,321

PORTFOLIO MANAGERS

Other Accounts Managed

The portfolio managers who are primarily responsible for the day-to-day management of the Portfolios also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2019 (except as noted below): (i) each portfolio manager of the Portfolios; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolios); and (iii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Portfolio(s) managed by each portfolio manager, including each Portfolio’s total assets, are listed in the footnotes following the table. Effective December 11, 2019, the PIMCO Real Return Portfolio is jointly and primarily managed by Steve Rodosky and Daniel He. Information for Mr. He is as of November 30, 2019.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)

Arnopolin(1)

Registered Investment Companies	4	$3,063.95	0	$0.00

Pooled Investment Vehicles	11	$3,779.83	0	$0.00

Other Accounts	9	$959.53	0	$0.00

Balls(2)

Registered Investment Companies	13	$16,314.87	0	$0.00

Pooled Investment Vehicles	10	$16,025.99	1	$124.56

Other Accounts	28	$21,267.53	6	$3,391.98

Braun(3)

Registered Investment Companies	5	$11,592.16	0	$0.00

Pooled Investment Vehicles	1	$424.07	0	$0.00

Other Accounts	100	$144,610.47	4	$2,141.97

Cudzil(4)

Registered Investment Companies	15	$11,791.77	0	$0.00

Pooled Investment Vehicles	3	$3,348.25	1	$3,004.34

Other Accounts	74	$44,645.81	5	$1,121.20

Dhawan(5)

Registered Investment Companies	4	$6,955.24	0	$0.00

Pooled Investment Vehicles	21	$13,238.89	4	$6836.08

Other Accounts	9	$3,210.18	1	$1,555.01

Gupta(6)

Registered Investment Companies	15	$17,138.88	0	$0.00

Pooled Investment Vehicles	28	$12,471.21	2	$163.55

Other Accounts	30	$12,016.22	3	$781.64

Hammer(7)

Registered Investment Companies	22	$7,061.80	0	$0.00

Pooled Investment Vehicles	2	$208.96	2	$208.96

Other Accounts	15	$1,607.53	0	$0.00

He(8)

Registered Investment Companies	0	$0.00	0	$0.00

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)

Pooled Investment Vehicles	0	$0.00	0	$0.00

Other Accounts	2	$593.51	0	$0.00

Hyman(9)

Registered Investment Companies	6	$8,583.48	0	$0.00

Pooled Investment Vehicles	14	$2,860.16	1	$174.16

Other Accounts	24	$17,922.53	4	$4,495.18

Ivascyn(10)

Registered Investment Companies	18	$145,803.06	0	$0.00

Pooled Investment Vehicles	8	$71,890.76	2	$3,339.57

Other Accounts	16	$10,816.58	2	$2,050.63

Kiesel(11)

Registered Investment Companies	22	$110,875.49	0	$0.00

Pooled Investment Vehicles	59	$63,059.19	13	$11,862.88

Other Accounts	118	$74,043.69	12	$7261.35

Pagani(12)

Registered Investment Companies	13	$15,997.55	0	$0.00

Pooled Investment Vehicles	30	$26,282.38	13	$18,317.97

Other Accounts	45	$14,255.59	19	$4,081.95

Rodosky(13)

Registered Investment Companies	23	$35,693.29	0	$0.00

Pooled Investment Vehicles	0	$0.00	0	$0.00

Other Accounts	4	$775.41	0	$0.00

Romo(14)

Registered Investment Companies	0	$0.00	0	$0.00

Pooled Investment Vehicles	11	$2,044.58	0	$0.00

Other Accounts	0	$0.00	0	$0.00

Schneider(15)

Registered Investment Companies	20	$82,534.36	0	$0.00

Pooled Investment Vehicles	10	$14,151.24	0	$0.00

Other Accounts	37	$29,791.87	1	$1,896.43

Stracke(16)

Registered Investment Companies	2	$1,242.61	0	$0.00

Pooled Investment Vehicles	2	$541.47	0	$0.00
Other Accounts	1	$174.04	0	$0.00

(1)	Mr. Arnopolin co-manages the PIMCO EM Bond and Short-Term Investments Portfolio, which has $657.2 million in total assets under management.
(2)	Mr. Balls co-manages the PIMCO International Portfolio, which has $674.9 million in total assets under management.
(3)

Mr. Braun manages the PIMCO Low Duration Portfolio, which has $548.1 million in total assets under management and the PIMCO Moderate Duration Portfolio, which has $1,672.5 million in total assets under management.

(4)

Mr. Cudzil co-manages the PIMCO Mortgage and Short-Term Investments Portfolio, which has $1,959.3 million in total assets under management and the PIMCO U.S. Government and Short-Term Investments Portfolio, which has $2,536.3 million in total assets under management.

(5)	Mr. Dhawan co-manages the PIMCO EM Bond and Short-Term Investments Portfolio, which has $657.2 million in total assets under management.
(6)	Mr. Gupta co-manages the PIMCO International Portfolio, which has $674.9 million in total assets under management.
(7)	Mr. Hammer manages the PIMCO Municipal Portfolio, which has $139.8 million in total assets under management.
(8)	Effective December 11, 2019, Mr. He co-manages the PIMCO Real Return Portfolio, which has $41.5 million in assets under management.
(9)	Mr. Hyman co-manages the PIMCO Mortgage and Short-Term Investments Portfolio, which has $1,959.3million in total assets under management.
(10)

Mr. Ivascyn manages the PIMCO ABS and Short-Term Investments Portfolio, which has $4,439.4 million in total assets under management and the PIMCO Short-Term Portfolio, which has $535.4 million in total assets under management.

(11)

Mr. Kiesel manages the PIMCO Investment Grade Credit Bond Portfolio, which has $1,983.5 million in total assets under management and the PIMCO Long Duration Credit Bond Portfolio, which has $18,839.8 million in total assets under management.

(12)	Dr. Pagani co-manages the PIMCO International Portfolio, which has $674.9 million in total assets under management.
(13)

Mr. Rodosky co-manages the PIMCO U.S. Government and Short-Term Investments Portfolio, which has $2,536.3 million in total assets under management and the PIMCO Real Return Portfolio, which has $41.5 million in total assets under management.

(14)	Mr. Romo manages the PIMCO EM Bond and Short-Term Investments Portfolio, which has $657.2 million in total assets under management.
(15)

Mr. Schneider manages the PIMCO Short-Term Floating NAV Portfolio II, which has $4,017.8 million in total assets under management and the PIMCO Short-Term Floating NAV Portfolio III, which has $21,139.6 million in total assets under management.

(16)	Mr. Stracke manages the PIMCO High Yield and Short-Term Investments Portfolio, which has $548.8 million in total assets under management.

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of a Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index a Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the

Portfolios. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or redeem shares of a Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolios, as well as regulatory or other limitations applicable to the Portfolios, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolios in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.

Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Portfolios or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolios or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolios or other accounts managed by PIMCO. In addition, because certain Clients (as defined below) are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Portfolios or other accounts managed by PIMCO (each a “Client,” and collectively, the “Clients”), but may not be available in sufficient quantities for all accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolios and certain pooled investment vehicles, including investment opportunity allocation issues.

From time to time, PIMCO may take an investment position or action for a Client that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients, including Clients that are PIMCO affiliates, in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.

When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.

Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.

In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.

Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.

PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.

In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.

From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients).

PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI.

PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in Portfolios) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.

Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO’s approach to compensation seeks to provide professionals with a Total Compensation Plan and process that is driven by PIMCO’s mission and values. Key Principles on Compensation Philosophy include:

•	PIMCO’s pay practices are designed to attract and retain high performers;

•	PIMCO’s pay philosophy embraces a corporate culture of rewarding strong performance, a strong work ethic, and meritocracy;

•	PIMCO’s goal is to ensure key professionals are aligned to PIMCO’s long-term success through equity participation; and

•	PIMCO’s “Discern and Differentiate” discipline guides total compensation levels.

The Total Compensation Plan consists of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for PIMCO’s clients. A portfolio manager’s compensation is not based solely on the performance of any Portfolio or any other account managed by that portfolio manager:

Base Salary – Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.

Performance Bonus – Performance bonuses are designed to reward risk-adjusted performance and contributions to PIMCO’s broader investment process. The compensation process is not formulaic and the following non-exhaustive list of qualitative and quantitative criteria are considered when determining the total compensation for portfolio managers:

•

Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolios) and relative to applicable industry peer groups; greatest emphasis is placed on 5-year and 3-year performance, followed by 1-year performance;

•	Consistency of investment performance across portfolios of similar mandate and guidelines, rewarding low dispersion and consistency of outperformance;

•

Appropriate risk positioning and risk management mindset, which includes consistency with PIMCO’s investment philosophy, the Investment Committee’s positioning guidance, absence of defaults, and appropriate alignment with client objectives;

•	Contributions to mentoring, coaching and/or supervising members of team;

•	Collaboration, idea generation, and contribution of investment ideas in the context of PIMCO’s investment process, Investment Committee meetings, and day-to-day management of portfolios;

•	With much lesser importance than the aforementioned factors: amount and nature of assets managed by the portfolio manager, contributions to asset retention, and client satisfaction.

PIMCO’s partnership culture further rewards strong, long term risk adjusted returns with promotion decisions almost entirely tied to long term contributions to the investment process. 10-year performance can also be considered, though not explicitly, as part of the compensation process.

Deferred Compensation – Long Term Incentive Plan (“LTIP”) and/or M Options are awarded to key professionals. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and/or deferred compensation. PIMCO incorporates a progressive allocation of deferred compensation as a percentage of total compensation, which is in line with market practices.

•

The LTIP provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. The plan provides a link between longer term company performance and participant pay, further motivating participants to make a long term commitment to PIMCO’s success.

•

The M Unit program provides mid-to-senior level employees with the potential to acquire an equity stake in PIMCO over their careers and to better align employee incentives with the Firm’s long-term results. In the program, options are awarded and vest over a number of years and may convert into PIMCO equity which shares in the profit distributions of the Firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time.

Eligibility to participate in the LTIP and M Unit program is contingent upon continued employment at PIMCO and all other applicable eligibility requirements.

Profit Sharing Plan. Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.

The following table provides a list of the benchmarks for each operational Portfolio:

Portfolio	Benchmark Index
PIMCO ABS and Short-Term Investments	FTSE 3-Month Treasury Bill Index Bloomberg Barclays Asset-Backed Securities Index
PIMCO EM Bond and Short-Term Investments	FTSE 3-Month Treasury Bill Index Custom JPM ELMI+ Benchmark
PIMCO High Yield and Short-Term Investments	FTSE 3-Month Treasury Bill Index ICE BofAML U.S. High Yield, BB-B Rated Index
PIMCO International	FTSE 3-Month Treasury Bill Index JPMorgan GBI Global ex-US Index Hedged in USD
PIMCO Investment Grade Credit Bond	FTSE 3-Month Treasury Bill Index Bloomberg Barclays Credit Investment Grade Index (Ex-Aa3 and Higher)
PIMCO Long Duration Credit Bond	Bloomberg Barclays U.S. Long Credit Index
PIMCO Low Duration	Bloomberg Barclays 1-3 Year US Government/Credit Bond Index
PIMCO Moderate Duration	Bloomberg Barclays Intermediate Aggregate Bond Index
PIMCO Mortgage and Short-Term Investments	FTSE 3-Month Treasury Bill Index Bloomberg Barclays U.S. MBS Fixed Rate Index
PIMCO Municipal	FTSE 3-Month Treasury Bill Index Bloomberg Barclays Long Municipal Bond Index
PIMCO Real Return	FTSE 3-Month Treasury Bill Index Bloomberg Barclays U.S. TIPS Index
PIMCO Short-Term	FTSE 3-Month Treasury Bill Index 3 Month USD LIBOR Index
PIMCO Short-Term Floating NAV II	FTSE 3-Month Treasury Bill Index
PIMCO U.S. Government and Short-Term Investments	FTSE 3-Month Treasury Bill Index Bloomberg Barclays Government Bond Index

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2019 (except as noted) by each portfolio manager of the Portfolios.

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned
Yacov Arnopolin	PIMCO EM Bond and Short-Term Investments Portfolio	None
Andrew Balls	PIMCO International Portfolio	None
David L. Braun	PIMCO Low Duration Portfolio	None
	PIMCO Moderate Duration Portfolio	None
Michael Cudzil	PIMCO Mortgage and Short-Term Investments Portfolio	None
	PIMCO U.S. Government and Short-Term Investments Portfolio	None
Pramol Dhawan[1]	PIMCO EM Bond and Short-Term Investments Portfolio	None
Sachin Gupta	PIMCO International Portfolio	None
David Hammer	PIMCO Municipal Portfolio	None
Daniel He2	PIMCO Real Return Portfolio	None
Daniel Hyman	PIMCO Mortgage and Short-Term Investments Portfolio	None
Daniel J. Ivascyn	PIMCO ABS and Short-Term Investments Portfolio	None
	PIMCO Short-Term Portfolio	None

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned
Mark Kiesel	PIMCO Investment Grade Credit Bond Portfolio	None
	PIMCO Long Duration Credit Bond Portfolio	None
Lorenzo Pagani	PIMCO International Portfolio	None
Stephen Rodosky	PIMCO U.S. Government and Short-Term Investments Portfolio	None
	PIMCO Real Return Portfolio	None
Javier Romo	PIMCO EM Bond and Short-Term Investments Portfolio	None
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio II	None
Christian Stracke	PIMCO High Yield and Short-Term Investments Portfolio	None

(1)	Effective June 12, 2019, Mr. Dhawan co-manages the PIMCO EM Bond and Short-Term Investments Portfolio.

(2)	Effective December 11, 2019, Mr. He co-manages the PIMCO Real Return Portfolio. Information for Mr. He is as of November 30, 2019.

DISTRIBUTION OF TRUST SHARES

Distributor

PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolios’ shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolios without penalty, at any time, by the Portfolios by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other Portfolios, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Intermediary Agreements

The Portfolios may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.

Purchases Exchanges and Redemptions

Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares,” “Redeeming Shares,” and “Exchange Privilege.” Each Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.

Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

Certain Portfolios may not be qualified or registered for sale in all States. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their State of domicile or residence. Shares of a Portfolio may not be offered or sold in any State unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Portfolios. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Portfolios and their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.

Orders for exchanges accepted prior to the scheduled close of regular trading on the NYSE (with respect the PIMCO Short-Term Floating NAV Portfolio II, the earlier of the scheduled close of regular trading on the NYSE and 3:00 p.m. Eastern time) on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the scheduled close of regular trading on the NYSE (with respect the PIMCO Short-Term Floating NAV Portfolio II, the earlier of the scheduled close of regular trading on the NYSE and 3:00 p.m. Eastern time) on any business day will be executed at the respective net asset values determined at the close of the next business day.

An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

Unclaimed Property Laws. These laws require investment companies, such as the Trust, to undertake various efforts, including monitoring Portfolio direct accounts for shareholder-initiated activity. A Portfolio direct account is deemed lost when there is no shareholder-initiated activity or an invalid mailing address during a statutorily-prescribed time period (generally, three or five years). If a shareholder’s Portfolio direct account is dormant or “lost,” the Trust may be required to transfer the account to the state in which the shareholder resides, in accordance with applicable unclaimed property (also called escheat) laws. To help protect their accounts, shareholders should keep their accounts up-to-date and active.

If a shareholder invests into a Portfolio direct account, it is the shareholder’s responsibility to ensure that the shareholder provides a current and valid mailing address to the Trust or Portfolio (as applicable). Failure to provide a current and valid address will result in an interruption of purchases, redemptions or distributions, as described herein. If the United States Post Office or another carrier returns mailings sent to the shareholder as undeliverable, future mailings will be suppressed. Further, under such circumstances, if the shareholder has elected to receive income dividends and capital gains distributions in cash, subsequent distributions will automatically be reinvested back into the shareholder’s account until the address on the account has been updated. In the event a Portfolio is liquidated, direct account liquidation proceeds may be withheld from distribution pending the receipt of further instructions or until required to be transferred to the applicable state pursuant to applicable unclaimed property laws.

Mail suppression, described above, and a lack of shareholder-initiated activity will impact whether a shareholder’s Portfolio direct account is subject to escheatment under applicable law.

Shareholders should contact their financial advisor or PIMCO at 888.87.PIMCO for further information about state unclaimed property laws and/or to update their address or to generate shareholder-initiated activity in your account(s). For general information about unclaimed property rules, shareholders should visit the National Association of Unclaimed Property Administrators website at www.unclaimed.org. Shareholders may also visit pimco.com/investments/unclaimed property for a brief Q&A on the topic.

Deceased Shareholders. If PIMCO receives information confirming that a Portfolio direct account shareholder is deceased, to protect that shareholder and his or her beneficiaries, any Automatic Investment Plan, Automatic Exchange Plan and Automatic Withdrawal Plan in the account(s) associated with the shareholder will be suspended, and future cash dividends and/or capital gain payments will be reinvested back in such account(s) until such time as the authorized beneficiary or designee provides adequate instructions to the Portfolio regarding such account. To determine what documentation is needed to transfer ownership of an account, shareholders should contact the transfer agent at 888.87.PIMCO. In the event a Portfolio is liquidated, direct account liquidation proceeds will be sent to the shareholder of record.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Portfolios’ Offering Memorandum and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive an additional copy of these documents and your shares are held directly with the Trust, please contact the Trust at 1-800-426-0107. Alternatively, if your shares are held through a financial institution, please contact them directly.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For all Portfolios, portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales prices are reported, as is the case for most securities traded OTC, on the basis of either: (i) the mean between representative bid and ask quotations obtained from a quotation reporting system or from established market makers; or (ii) prices (including evaluated prices) supplied by a Portfolio’s approved pricing services, quotation reporting systems and other third-party sources (together, “Pricing Services”). For exchange-traded securities, market value also may be determined on the basis of the exchange’s Official Closing Price or Settlement instead of the last reported sales prices. Certain exchange-traded equity options may be valued using evaluations from Pricing Services. Fixed income securities, including those to be purchased under firm commitment agreements, are normally valued on the basis of quotes obtained from brokers and dealers or prices provided by Pricing Services, which may take into account appropriate factors such as, without limitation, institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify for tax treatment as a regulated investment company, each Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships;” and (c) distribute in each taxable year an amount at least equal to the sum of (i) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.

If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Unless an applicable exception applies, to avoid the tax, a Portfolio must distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, each Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.

Distributions

Except for exempt interest dividends paid by the PIMCO Municipal Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Portfolio’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Although all or a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income,” it is not expected that any such portion would be significant. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income.” Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any Portfolio’s participation in a securities lending transaction may affect the amount, timing, and character of distributions derived from such transaction to shareholders. In this case, amounts derived by a Portfolio in place of dividends earned on a security during the period that such security was not directly held by the Portfolio may not give rise to qualified dividend income or the deduction for dividends received by certain corporations. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The PIMCO Municipal Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each quarter of each taxable year so that dividends derived from its net interest income on Municipal Bonds and so reported by the Portfolio will be “exempt-interest dividends,” which are generally exempt from federal income tax when received by an investor. A portion of the distributions paid by the PIMCO Municipal Portfolio may be subject to tax as ordinary income (including certain amounts attributable to bonds acquired at a market discount). In addition, any distributions of net short-term capital gains generally would be taxed as ordinary income and any distribution of capital gain dividends generally would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid by a Portfolio for a taxable year constituting “exempt-interest dividends” will be designated after the end of each calendar year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during such year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, a shareholder who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities.

The PIMCO Municipal Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.

Shareholders of the PIMCO Municipal Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Portfolio). The tax may be imposed on up to 50% of a recipient’s benefits in cases where the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits, exceeds a base amount. In addition, up to 85% of a recipient’s benefits may be subject to tax if the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

In taxable years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

A Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Sales of Shares

Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

Your financial intermediary or the Portfolios (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed a Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

Potential Pass-Through of Tax Credits

If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to such Portfolio. The applicable Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that a Portfolio will elect to pass through any such income and credits.

Backup Withholding

A Portfolio may be required to withhold up to 24% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which generally would be taxed as ordinary income when distributed to shareholders.

A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

Each Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances (i.e., a “qualified electing fund” or “QEF” election), a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If a Portfolio made a QEF election with respect to a PFIC, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. However, under proposed Treasury Regulations, certain income derived by a Portfolio from a PFIC with respect to which the Portfolio has made a QEF election would generally constitute income under the Qualifying Income Test for purposes of determining the Portfolio’s ability to be subject to tax as a RIC only to the extent the PFIC makes distributions of that income to the Portfolio. Alternatively, another election may be available that would involve marking to market a Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. Each Portfolio may be restricted in its ability to make QEF elections with respect to its investments in issuers that could be treated as PFICs in order to limit its tax liability or maximize its after-tax return from these investments.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a portfolio that did not invest in PFIC shares.

Foreign Currency Transactions

Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income.

Foreign Taxation

Income received (and gains recognized) by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. As such, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International or PIMCO EM Bond and Short-Term Investments Portfolios’ total assets at the close of their taxable year consists of securities of foreign corporations or foreign governments, such Portfolio will be eligible to elect to “pass-through” to the Portfolio’s shareholders the amount of foreign income and similar taxes paid by the Portfolio. If this election is made, a shareholder subject to tax generally will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign taxes paid by the Portfolio, and the shareholder may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his or her taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified whether the foreign taxes paid by the Portfolio will “pass-through” for that taxable year.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to such shareholder’s total foreign source taxable income. For this purpose, if the pass-through election is made, the source of a Portfolio’s income will flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of such income. The PIMCO Municipal Portfolio also may acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of such income.

A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Investments in REITs and REMICs

Some of the Portfolios may invest in REITs. Such investments in REIT equity securities may require a Portfolio to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Portfolio’s investments in REIT equity securities may at other times result in the Portfolio’s receipt of cash in excess of the REIT’s earnings; if the Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income.

As discussed above, a Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in REMICs or debt or equity interests in TMPs. Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Portfolio’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Portfolio, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual or TMP interest directly.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.

If at any time during any taxable year a “disqualified organization” (as defined in the Internal Revenue Code) is a record holder of a share in a regulated investment company earning excess inclusion income, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. It is not expected that a substantial portion of a Portfolio’s assets will be residual interests in REMICs. Additionally, the Portfolios do not intend to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.

Uncertain Tax Consequences

A Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolios to the extent necessary in order to seek to ensure that they distribute sufficient income that they do not become subject to U.S. federal income or excise tax.

Constructive Sales

Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

A Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.

The Portfolios are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolios to enable the Portfolios to determine whether withholding is required.

Income Tax on Sale of a Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

A Portfolio may invest in the securities of corporations that invest in U.S. real property, including U.S. REITs. The sale or other disposition of a U.S. real property interest (“USRPI”) by a Portfolio, a U.S. REIT, or a U.S. real property holding corporation in which the Portfolio invests may trigger special tax consequences to the Portfolio’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act, as amended (“FIRPTA”), makes non-U.S. persons subject to U.S. tax on the sale or other disposition of a USRPI as if such person was a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of

FIRPTA gain by certain RICs received from U.S. REITs. Because each Portfolio expects to invest less than 50% of its assets at all times, directly or indirectly, in USRPIs, each Fund expects that neither gain on the sale or redemption of Portfolio shares nor Portfolio dividends and distributions would be subject to FIRPTA reporting and any related tax withholding.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Portfolios own shares of a money market fund or short-term bond fund pursuant to the November 19, 2001 SEC exemptive order discussed above, the Portfolios will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund. If such money market or short-term bond fund has no other shareholders except the Portfolios and other PIMCO-advised funds, the Portfolios will vote such shares in proportion to the votes of the respective Portfolio’s shareholders on the proposal, or if such Portfolio’s shareholders are not solicited for their vote on the same proposal, such Portfolio will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.

Control Persons and Principal Holders of Securities

As of June 30, 2019, the following persons owned of record or beneficially 5% or more of the noted shares of the following Portfolios:

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
ABS AND SHORT- TERM INVESTMENTS PORTFOLIO	INST	NORTHERN TRUST FBO ILLINOIS STATE UNIVERSITIES RETIREMENT SYSTEM, 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	20,477,068.90	5.51%
ABS AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS TR UBFUND, STATE STREET FINANCIAL CENTER 1 LINCOLN ST BOSTON MA 02111-2901	21,968,079.89	5.91%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
EM BOND AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	4,049,366.66	8.56%
EM BOND AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	JP MORGAN CHASE FBO BOEING CO EMPLOYEE RETIREMENT PLANS MASTER TRUST, 3 CHASE METROTECH CENTER 7TH FLOOR BROOKLYN NY 11245-0001	2,512,406.29	5.31%
EM BOND AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	2,652,508.03	5.61%
EM BOND AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	2,547,733.12	5.39%
EM BOND AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	3,077,775.81	6.51%
HIGH YIELD AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	4,255,357.59	6.24%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
HIGH YIELD AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	FIRST CITIZENS BANK FBO VIDANT HEALTH TRUST OPERATIONS, 100 E TRYON RD/DAC28 RALEIGH NC 27603	4,746,529.58	6.96%
HIGH YIELD AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	6,511,231.47	9.54%
INTERNATIONAL PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	9,226,588.52	10.66%
INTERNATIONAL PORTFOLIO	INST	JP MORGAN CHASE FBO ENTERGY SERVICES INC RETIREMENT PLANS MASTER TRUST, GLOBAL SECURITIES SERVICES CHASE METRO TECH CENTER BROOKLYN NY 11245-0001	5,435,103.56	6.28%
INTERNATIONAL PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	6,049,104.66	6.99%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
INTERNATIONAL PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	7,064,838.21	8.16%
INVESTMENT GRADE CREDIT BOND PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	22,177,878.44	7.86%
INVESTMENT GRADE CREDIT BOND PORTFOLIO	INST	JP MORGAN CHASE FBO STATE OF WYOMING, 4 CHASE METROTECH CTR FL 16TH BROOKLYN NY 11245-0003	15,247,538.51	5.40%

INVESTMENT GRADE CREDIT BOND PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	14,530,530.03	5.15%

INVESTMENT GRADE CREDIT BOND PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	16,985,175.39	6.02%
LONG DURATION CREDIT BOND PORTFOLIO	INST	MAC & CO A/C XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	264,614,378.64	13.54%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
LOW DURATION PORTFOLIO	INST	BROWN BROTHERS HARRIMAN & CO FBO SV CIT PRU, 140 BROADWAY CONCOURSE NEW YORK NY 10005-1108	7,978,548.98	8.00%
LOW DURATION PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO TOYOTA MOTOR NORTH AMERICA SV LOW DURATION, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	12,626,648.96	12.66%
LOW DURATION PORTFOLIO	INST	NORTHERN TRUST COMPANY FBO ACCENTURE PROFIT SHARING & XXXK TRUST PLAN, 801 SOUTH CANAL ST CB-1N CHICAGO IL 60607-4715	11,437,928.59	11.47%
LOW DURATION PORTFOLIO	INST	STATE STREET BANK & TRUST FBO NRECA SV - TRANSAMERICA, PO BOX 5501 BOSTON MA 02206-5501	5,590,524.04	5.61%
LOW DURATION PORTFOLIO	INST	STATE STREET BANK & TRUST FBO NRECA SV METLIFE, PO BOX 5501 BOSTON MA 02206-5501	5,590,512.78	5.61%
LOW DURATION PORTFOLIO	INST	STATE STREET BANK & TRUST FBO NRECA SV PRUDENTIAL, PO BOX 5501 BOSTON MA 02206-5501	7,805,364.76	7.83%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
LOW DURATION PORTFOLIO	INST	STATE STREET BANK & TRUST FBO NRECA SV STATE STREET, PO BOX 5501 BOSTON MA 02206-5501	5,590,512.78	5.61%
MODERATE DURATION PORTFOLIO	INST	BROWN BROTHERS HARRIMAN & CO FBO SV CIT RBC, 140 BROADWAY CONCOURSE NEW YORK NY 10005-1108	16,229,543.76	5.69%
MODERATE DURATION PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO CISCO SV - PRUDENTIAL, 55 WATER ST NEW YORK NY 10041-0004	18,386,106.76	6.45%
MODERATE DURATION PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO CISCO SV - RBC, 55 WATER ST NEW YORK NY 10041-0004	15,538,573.32	5.45%
MODERATE DURATION PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO CISCO SV - TRANSAMERICA, 55 WATER ST NEW YORK NY 10041-0004	15,540,179.02	5.45%
MODERATE DURATION PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO CISCO SV - VOYA, 55 WATER ST NEW YORK NY 10041-0004	17,423,736.21	6.11%
MODERATE DURATION PORTFOLIO	INST	FIDELTY MANAGEMENT TRUST CO FBO TOYOTA MOTOR SALES STABLE VALUE VOYA, 82 DEVONSHIRE ST TRUST OPERATIONS FHA MS H11C BOSTON MA 02109-3605	20,758,331.11	7.28%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
MODERATE DURATION PORTFOLIO	INST	NORTHERN TRUST COMPANY FBO ACCENTURE PROFIT SHARING & XXXK TRUST PLAN, 801 SOUTH CANAL ST CB-1N CHICAGO IL 60607-4715	25,995,241.46	9.12%
MORTGAGE AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	14,085,389.60	9.71%
MORTGAGE AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	JP MORGAN CHASE FBO ENTERGY SERVICES INC RETIREMENT PLANS MASTER TRUST, GLOBAL SECURITIES SERVICES CHASE METRO TECH CENTER BROOKLYN NY 11245-0001	7,972,728.84	5.49%
MORTGAGE AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	8,940,460.40	6.16%
MORTGAGE AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	10,571,007.67	7.29%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
MUNICIPAL PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	1,510,801.13		7.19%
MUNICIPAL PORTFOLIO	INST	JP MORGAN CHASE FBO REYNOLDS AMERICAN DEFINED BENEFIT MASTER TRUST, GLOBAL SECURITIES SERVICES 3 CHASE METROTECH CTR FL 6 BROOKLYN NY 11245-0001	5,583,226.64	*	26.57%
MUNICIPAL PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	1,147,336.42		5.46%
REAL RETURN PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	7,519,629.87		10.14%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
REAL RETURN PORTFOLIO	INST	JP MORGAN CHASE FBO ENTERGY SERVICES INC RETIREMENT PLANS MASTER TRUST, GLOBAL SECURITIES SERVICES CHASE METRO TECH CENTER BROOKLYN NY 11245-0001	4,252,544.12	5.73%
REAL RETURN PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	4,769,273.48	6.43%
REAL RETURN PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	5,609,223.28	7.56%
SHORT-TERM FLOATING NAV PORTFOLIO II	INST	MAC & CO A/C XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	44,995,441.63	6.35%
SHORT-TERM FLOATING NAV PORTFOLIO II	INST	MAC & CO A/C XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	42,845,075.27	6.05%
SHORT-TERM FLOATING NAV PORTFOLIO II	INST	NORTHERN TRUST COMPANY FBO ABBOTT LABORATORIES STOCK RETIREMENT PLAN MONEY MKT, 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	35,477,874.01	5.01%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
SHORT-TERM PORTFOLIO	INST	NORTHERN TRUST COMPANY FBO ABBOTT LABORATORIES STOCK RETIREMENT PLAN MONEY MKT, 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	5,259,573.06	8.54%
SHORT-TERM PORTFOLIO	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS TR UBFUND, STATE STREET FINANCIAL CENTER 1 LINCOLN ST BOSTON MA 02111-2901	7,263,567.65	11.79%
SHORT-TERM PORTFOLIO	INST	STATE STREET BANK & TRUST FBO NORFOLK, STATE STREET FINANCIAL CENTER 1 LINCOLN ST BOSTON MA 02111-2901	3,173,168.39	5.15%
U.S. GOVERNMENT AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	19,149,215.26	10.55%
U.S. GOVERNMENT AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	JP MORGAN CHASE FBO ENTERGY SERVICES INC RETIREMENT PLANS MASTER TRUST, GLOBAL SECURITIES SERVICES CHASE METRO TECH CENTER BROOKLYN NY 11245-0001	10,838,397.16	5.97%

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
U.S. GOVERNMENT AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	MAC & CO AC XXXXXX, MUTUAL FUND OPERATIONS PO BOX 3198 PITTSBURGH PA 15230-3198	12,153,549.24	6.69%
U.S. GOVERNMENT AND SHORT-TERM INVESTMENTS PORTFOLIO	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	14,265,278.91	7.86%

(*) Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio, as that term is defined in the 1940 Act.

Code of Ethics

The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of all Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, Missouri 64105-1407, serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Reports.

PAPS0001OMS_010220

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

PIMCO Short Asset Portfolio

July 31, 2019 (as supplemented January 2, 2020)

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO Short Asset Portfolio (the “Portfolio”), a portfolio of PIMCO Funds (the “Trust”), dated July 31, 2019, as amended from time to time. The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolio may be purchased only by series of the Trust or by series of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.

Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Report. A copy of the Prospectus, Annual Report or Semi-Annual Report (when available) for the Portfolio may be obtained free of charge at the telephone number and address listed below.

PIMCO Funds

Regulatory Document Request

650 Newport Center Drive

Newport Beach, California 92660

Telephone: 1-888-87-PIMCO

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

(Cont’d)

ii

(Cont’d)

iii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”). The Portfolio is an investment portfolio of the Trust. The Portfolio is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and general investment policies of the Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolio’s investments, strategies and risks is set forth below.

The Portfolio may invest in the PIMCO Short Asset Portfolio Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO Short Asset Portfolio Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

Under the direction of the Federal Housing Finance Agency (“FHFA”), FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019 and the effects it may have on the market for mortgage-backed securities are uncertain.

Municipal Bonds

The Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

The Portfolio may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

The Portfolio may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the IRS, the Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Portfolio, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

The Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Portfolio’s investments in Build America Bonds, if any, will result in taxable

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income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, to the extent the Portfolio invests in tax-exempt Municipal Bonds, it may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

The Portfolio may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolio will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.

Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.

The Portfolio may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. The Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity..

The Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.

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The Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolio might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolio may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by the Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.

The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.

The TOB Residual held by the Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be

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remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.

The TOB Trust may also be collapsed without the consent of the Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates.

In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.

The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolio’s ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.

The Portfolio has restructured its TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.

The Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The recent economic downturn and budgetary constraints have made Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the

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rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces-such as declines in real estate prices and general business activity-may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of the Portfolio’s holdings in Municipal Bonds.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s Municipal Bonds in the same manner.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolio and the value of such Municipal Bonds held by the Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after the Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

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Mortgage-Related Securities and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” The Portfolio may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.

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Agency Mortgage Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”) which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mort-gage backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e. performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.

On September 6, 2008, FHFA placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred securities and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

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FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Fund.

In June 2019, under the Single Security Initiative, FNMA and FHLMC began issuing UMBS in place of their current offerings of TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.

Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of

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interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolio may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Portfolio may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolio. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolio, to cover legal or related costs. Any such action could result in losses to the Portfolio.

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Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio’s industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

PIMCO seeks to manage the portion of the Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolio may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all

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classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches-known as support bonds, companion bonds or non-PAC bonds-which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events. Additionally, there can be no assurance that service providers to reverse mortgage trusts (RMTs) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolio) in notes in RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolio. Investors, including the Portfolio, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolio incurring costs and expenses associated with such actions.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

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The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below

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investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolio’s Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

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Consistent with the Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Real Estate Assets and Related Derivatives

The Portfolio may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. The Portfolio may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions (such as an oversupply of space or a reduction in demand for space), loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate-related investments may entail leverage and may be highly volatile.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so to the extent the Portfolio invests in REITs, the Portfolio will bear its proportionate share of the costs of the REITs’ operations.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not diversified and are heavily dependent on cash flow.

The Portfolio or some of the REITs in which the Portfolio may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). The Portfolio may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Portfolio may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization.

Bank Obligations

Bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

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The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Loans and Other Indebtedness, Loan Participations and Assignments

The Portfolio may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolio may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Portfolio may acquire may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

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Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Portfolio may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolio may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation.

The Portfolio is diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolio limits the amount of its total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolio will treat both the lending bank or other lending institution and the corporate borrower as “issuers” For purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 below in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary even if the underlying borrowers represent many different companies.

Loans and other types of direct indebtedness (which the Portfolio may originate, invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to lending by the Portfolio.

Acquisition of loans through a purchase of a loan or a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolio. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.

The Portfolio may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and will be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Portfolio’s only recourse will be against the property securing the DIP financing.

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The Portfolio may act as the originator for direct loans to a borrower. Direct loans between the Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolio may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Portfolio. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.

In determining whether to make a direct loan, the Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, the Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will lose money on the loan. Furthermore, direct loans may subject the Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Portfolio to dispose of a direct loan and/or to value the direct loan.

When engaging in direct lending, the Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, the Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.

As part of its lending activities, the Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Portfolio may have difficulty disposing of the assets used as collateral for a loan.

Various state licensing requirements could apply to the Portfolio with respect to the origination, acquisition, holding and servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, the Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Portfolio seeks to engage in

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origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its investments.

Corporate Debt Securities

The Portfolio’s investments in U.S. dollar- or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s Investor Services, Inc. (“Moody’s”) describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” Standard & Poor’s Ratings Services (“S&P”) describes securities rated BBB as “having adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” For securities rated BBB, Fitch Ratings (“Fitch”) states that “...expectations of default risk are currently low...capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.” Creditor Liability and Participation on Creditors Committees

Generally, when the Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If the Portfolio is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to the Portfolio, may from time to time have an opportunity to consider, on behalf of the Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, the Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject the Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause the Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust and the Portfolio on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolio relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

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Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolio with a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolio also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

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Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

The Portfolio may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Depositary Receipts

The Portfolio may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.

Warrants to Purchase Securities

The Portfolio may invest in or acquire warrants to purchase fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant

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ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

The Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

The Portfolio may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Portfolio wishes to sell it.

Foreign Securities

The Portfolio may invest in securities of foreign issuers. The Portfolio may invest in corporate debt securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.

To the extent the Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

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The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 20% of its total assets in such instruments). PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, the Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investment risk may be particularly high to the extent that the Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolio may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolio may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolio may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolio may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolio may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolio’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invests a portion of its assets in a concentrated geographic area, the Portfolio will generally have more exposure to regional economic risks associated with that geographic area.

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Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolio will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio’s investment. If such restrictions were to be imposed subsequent to the Portfolio’s investment in the securities markets of a particular country, the Portfolio’s response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio’s liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolio may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolio, the Portfolio’s returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolio may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. The Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolio will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio’s claims in any of these events.

Counterparty Risk. Trading in the securities of developing market markets presents additional credit and financial risks. The Portfolio may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolio invests. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolio’s investment in that country.

Litigation. The Portfolio may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.

Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures and such laws or procedures may permit retroactive taxation so that the Portfolio could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolio will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

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Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolio’s investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter (“OTC”) secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely

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manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

The Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Euro- and EU-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of the Portfolio’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.

The Portfolio may face potential risks associated with the referendum on the United Kingdom’s continued membership in the EU, which resulted in a vote for the United Kingdom to leave the EU (commonly known as “Brexit”). Given the size and importance of the United Kingdom’s economy, the vote to leave the EU may result in substantial volatility in foreign exchange markets and may lead to a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. The vote to leave the EU may also result in a sustained period of market uncertainty, as the United Kingdom seeks to negotiate the terms of its exit. In this regard, there is a significant degree of uncertainty about how negotiations relating to the United Kingdom’s withdrawal and new trade agreements will be conducted, as well as the potential consequences and precise timeframe for Brexit. The vote to leave the EU may also destabilize some or all of the other EU member countries and/or the Eurozone. The ultimate effects of these events and other sociopolitical or geopolitical issues are not known but could profoundly affect global economies and markets. These developments could result in losses to the Portfolio, as there may be negative effects on the value of Portfolio’s investments and/or on Portfolio’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Portfolio to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.

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Investments in the People’s Republic of China. The Portfolio may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program and/or the RMB qualified foreign institutional investor (“RQFII”) program. In determining whether an instrument is economically tied to the PRC, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” including those associated with investing in emerging markets, investing in the PRC presents additional risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently-reliable economic data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility; (f) potential shortage of liquidity and limited accessibility by foreign investors; (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments and controls on the ability to exchange local currency for U.S. dollars; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII / RQFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; and (m) Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread.

In addition, there is a lack of clarity in the laws and regulations, and a lower level of enforcement activity, in these securities markets compared to more developed international markets. There could potentially be a lack of consistency in interpreting and applying the relevant regulations and a risk that the regulators may impose immediate or rapid changes to existing or introduce new laws, rules, regulations or policies without any prior consultation with or notice to market participants which may severely restrict the Portfolio’s ability to pursue its investment objectives or strategies. There also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. Under the QFII / RQFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, investment quota, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII / RQFII regulations have recently been revised to relax the limitation on repatriation of funds, it is a very new development therefore subject to uncertainties as to whether and how it will be implemented in practice. As a result of PRC regulatory requirements, the Portfolio may be limited in its ability to invest in securities or instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances such as when the price of the securities is at a low level, the involuntary liquidations may result in losses for the Portfolio. In addition, securities exchanges in the PRC typically have the right to suspend or limit trading in any security traded on the relevant exchange. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of the Portfolio’s investments.

Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. As an emerging market, many factors may affect such stability – such as increasing income inequality, agrarian unrest and instability of existing political structures – and may result in adverse consequences to the Portfolio investing in securities and instruments economically tied to the PRC. Political uncertainty, military intervention, regional conflicts and government corruption could reverse favorable trends toward market and economic reform, privatization and removal of trade barriers, and could result in significant disruption to securities markets.

The PRC is ruled by the Communist Party. Investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy. Unlike in the United States, the PRC’s currency is not determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This type of system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the

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PRC relatively illiquid, particularly in connection with redemption requests. In addition, the government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue.

The PRC has historically been prone to natural disasters such as droughts, floods, earthquakes and tsunamis, and the region’s economy may be affected by such environmental events in the future. The Portfolio’s investment in the PRC is, therefore, subject to the risk of such events. In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to the Portfolio’s investments in the PRC.

The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect the Portfolio’s investment in the PRC. Because the rules governing taxation of investments in securities and instruments economically tied to the PRC are not always clear, PIMCO may provide for capital gains taxes on the Portfolio investing in such securities and instruments by reserving both realized and unrealized gains from disposing or holding securities and instruments economically tied to the PRC. This approach is based on current market practice and PIMCO’s understanding of the applicable tax rules. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.

Investing through Stock Connect. The Portfolio may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange or the Shenzhen Stock Exchange through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Portfolio) to purchase certain PRC-listed equities via brokers in Hong Kong. Although Stock Connect is the first program allowing non-Chinese investors to trade Chinese equities without a license, purchases of securities through Stock Connect are subject to market-wide quota limitations, which may prevent the Portfolio from purchasing Stock Connect securities when it is otherwise advantageous to do so. An investor cannot purchase and sell the same security on the same trading day, which may restrict the Portfolio’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by trading holidays in either the PRC or Hong Kong, and there are trading days in the PRC when Stock Connect investors will not be able to trade. As a result, prices of Stock Connect may fluctuate at times when the Portfolio is unable to add to or exit its position. Only certain China A-shares are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. Because Stock Connect is relatively new, its effects on the market for trading China A-shares are uncertain. In addition, the trading, settlement and information technology (“IT”) systems required to operate Stock Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.

Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong, Shanghai or Shenzhen Stock Exchanges, although any default by a Hong Kong broker should be subject to established Hong Kong law. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as the Portfolio) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. The Portfolio may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, the Portfolio will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. Stock Connect trades are settled in Renminbi (RMB), the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.

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Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If the Portfolio does not utilize a special segregated account, the Portfolio will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that the Portfolio may use to execute trades. While the Portfolio may use special segregated accounts in lieu of the pre-trade check, many market participants have yet to fully implement IT systems necessary to complete trades involving securities in such accounts in a timely manner. Market practice with respect to special segregated accounts is continuing to evolve.

Investing through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Portfolio may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of the Portfolio to make the filing on behalf of the relevant Portfolio and conduct trading and settlement agency services for the Portfolio. PBOC will exercise on-going supervision on the onshore settlement agent and the Portfolio’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Portfolio and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. The CIBM Direct Rules are very new and have yet to be tested on the market. At this stage the CIBM Direct Rules are still subject to further clarification and/or changes, which may adversely affect the Portfolio’s capability to invest in the CIBM.

Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with the Portfolio’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect the Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to the Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as the Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). The Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects the Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, the Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.

A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed-income instruments. Therefore, the Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. The Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect is only available on days when markets in both the PRC and Hong Kong are open. As a result, prices of securities purchased through Bond Connect may fluctuate at times when the Portfolio is unable to add to or exit its position and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for the Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.

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The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on the Portfolio’s investments and returns.

Foreign Currency Transactions

The Portfolio may invest in foreign currency-denominated securities, may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolio may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Portfolio also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked-to-market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are used primarily to adjust the foreign exchange exposure of the Portfolio with a view to protecting the outlook, and the Portfolio might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, the Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Portfolio would hope to benefit from an increase (if any) in value of the bond.

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

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Costs of Hedging. When the Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

The Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Currency Hedging. Under applicable tax law, the Portfolio may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolio is expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the marked-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolio and could affect whether dividends paid by the Portfolio are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange Warrants™ (“CEWs™”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the

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securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLs™”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance indexed paper. Performance indexed paper (“PIPs™”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Borrowing

The Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. The Portfolio also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

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Specifically, provisions of the 1940 Act require the Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, the Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent the Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily marked-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolio may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolio’s total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within a specified percentage of the initial amount delivered.

The Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolio’s restrictions

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on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to the Portfolio’s overall limitations on investments in illiquid securities. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

The Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. The Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Portfolio’s forward commitment to repurchase the subject security.

It is possible that changing government regulation may affect the Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Portfolio’s ability to utilize these investment strategies and techniques.

Derivative Instruments

In pursuing its objective the Portfolio may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes and foreign currencies, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of its overall investment strategies. The Portfolio may enter into transactions involving currency futures or options. The Portfolio also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commoditiesand may enter into swap agreements with respect to foreign currencies. The Portfolio may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or options on futures are traded in the future, the Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

The Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. The Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives.

The value of some derivative instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could be exposed to additional, unforeseen risks, including the risk of loss.

The Portfolio might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments and the possible

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inability of the Portfolio to close out or to liquidate its derivatives positions. In addition, the Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If the Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, the Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may lose money.

Options on Securities and Indexes. The Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

The Portfolio will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security, the option is covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by the Portfolio. A call option on a security is also “covered” if the Portfolio does

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not hold the underlying security or have the right to acquire it, but the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount equal to the value of the underlying security (minus any collateral deposited with a broker-dealer or other financial institution), on a marked-to-market basis (a so-called “naked” call option).

For a call option on an index, the option is covered if the Portfolio maintains with its custodian liquid assets in an amount equal to the Portfolio’s net obligation under the option. A call option is also covered if the Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if the Portfolio segregates or “earmarks” liquid assets equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restrictions concerning senior securities and borrowings.

If an option written by the Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

The Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Portfolio is an asset of the Portfolio. The premium received for an option written by the Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.

The Portfolio may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

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The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that if the Portfolio writes a put option, the Portfolio may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.

If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. If the Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by the Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that the Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If the Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Foreign Currency Options. To the extent permitted by its investment objective and policies, the Portfolio may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Portfolio to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.

The Portfolio may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that the Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an

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amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including, but not limited to: the S&P 500; the S&P Midcap 400; the Nikkei 225; the Markit CDX credit index; the iTraxx credit index; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. The Portfolio also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

The Portfolio may purchase and write call and put futures options, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

The Portfolio claims an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”), and, therefore, is not subject to registration or regulation as a commodity pool under the CEA. PIMCO is not deemed to be a CPO with respect to its service as investment adviser to the Portfolio.

To the extent the Portfolio becomes ineligible to claim an exclusion from CFTC regulation, the Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation.

Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by the Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will marked-to-market its open futures positions.

The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

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When purchasing a futures contract that cash settles, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the daily marked-to-market obligation (if any) of the futures contract. Alternatively, the Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract that cash settles, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that are equal to the daily marked-to-market net obligation (if any) of the futures contract. Alternatively, the Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that “physically settle”, the Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the full notional value of the futures contract. With respect to futures that are required to “cash settle,” however, the Portfolio is permitted to set aside or “earmark” liquid assets in an amount equal to the Portfolio’s daily marked-to-market (net) obligation, if any, (in other words, the Portfolio’s daily net liability, if any) rather than the full notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, the Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

When selling a call option on a futures contract, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover the Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by limiting the overall duration of the Portfolio’s portfolio securities. Thus, the use of a longer-term security may require the Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

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Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio’s securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends. Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of the Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options on futures contracts, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. The Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolio also may invest in currency exchange rate swap agreements and may enter into options on swap agreements (“swaptions”).

The Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Portfolio’s investment objectives and general investment policies, the Portfolio may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Portfolio may be required to pay a higher fee at each swap reset date.

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The Portfolio may also enter into combinations of swap agreements in order to achieve certain economic results. For example, the Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.

The Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolio may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

The Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Portfolio may engage in variance swaps.

Most types of swap agreements entered into by the Portfolio will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

The Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

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The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by the Portfolio may involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. The Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which the Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which the Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio. Such segregation or “earmarking” will not limit the Portfolio’s exposure to loss.

The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC continues to approve contracts for central clearing. Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.

Whether the Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolio will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance

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of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. The Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

The Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. The Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.

Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if the Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. The Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.

The Portfolio’s obligations under a recovery lock will be determined daily. In connection with recovery locks in which the Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s obligations, on a marked-to-market basis. In connection with recovery locks in which the Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the fixed payment amount of the recovery lock (minus any amounts owed to the Portfolio, if applicable). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns;

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(ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements and regulation of certain market participants’ use of the same, may limit or prevent the Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy. For example, in 2015 the SEC proposed new regulations related to a mutual fund’s use of derivatives and related instruments. If the proposal is adopted in substantially the same form as was originally proposed, it could limit or restrict the ability of the Portfolio to use certain instruments as part of its investment strategy. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Portfolio engages in derivative transactions could also limit or prevent the Portfolio from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolio or the ability of the Portfolio to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action.

In particular, the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Portfolio may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and requires clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have adapted the rules and regulations enacting the provisions of the Dodd-Frank Act. However, swap dealers, major market participants and swap counterparties are experiencing, and will continue to experience, new and additional regulations, requirements, compliance burdens and associated costs. The Dodd-Frank Act and the rules promulgated thereunder may negatively impact the Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on the Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. New requirements, even if not directly applicable to the Portfolio, including margin requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of the Portfolio’s investments and cost of doing business, which could adversely affect investors.

Perpetual Bonds

The Portfolio may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.

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Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolio characterizes and treats ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

The Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that the Portfolio is committed to advance additional funds, it will segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolio may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolio

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may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, the Portfolio will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolio may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. The Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Infrastructure Investments

Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.

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Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.

Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.

Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.

An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.

Short Sales

The Portfolio may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When the Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If the Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

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The Portfolio may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that the Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short (calculated daily), or will ensure that such positions are covered by offsetting positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolio will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to the Portfolio’s investments in privately placed and unregistered securities, the Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Regulation S Securities

The Portfolio, either directly or through investments in its wholly-owned subsidiary may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933 (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, the Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Investments

The Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act and the Portfolio’s procedures adopted thereunder. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, the Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolio may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.

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Repurchase Agreements

The Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.

Loans of Portfolio Securities

For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily marked-to-market basis in an amount at least equal to 102% of the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33-1/3% of the total assets of the Portfolio (including the collateral received with respect to such loans). The Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolio may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Portfolio bears the risk of such investments.

Government Intervention in Financial Markets

Instability in the financial markets during and after the 2008-2009 financial downturn has led the U.S. Government and governments across the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets, the potential impact of which on the value of securities held by the Portfolio is unknown. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. Such legislation or regulation could limit or preclude the Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolio’s portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

The value of the Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by the Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

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Investments in Business Development Companies (“BDCs”)

The Portfolio may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies in which a BDC may invest, and therefore there is a risk that investors may not be able to make a fully informed decision. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.

Investments in Exchange-Traded Funds (“ETFs”)

Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV.

Investments in the Wholly-Owned Subsidiary

Investments in the Subsidiary are expected to permit the Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.

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While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.

In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolio to implement certain trading strategies, hold certain investments or for other reasons.

Quantitative Investing Risk

PIMCO employs and/or relies on algorithms, models or other systems in connection with certain of its investment activities, including research, forecasting, selection, and execution processes (together, “Systems”). These Systems rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. Errors may occur in the design, writing, testing, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes and changes in the behavior of market participants. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed trades, risk management and trading strategies depends on a number of factors including the accuracy and quality of data inputs into the Systems, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact the Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure to execute intended trades, or failure to identify hedging or other risk management opportunities or targets. Further, if incorrect market data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Most Systems require continual monitoring and enhancements, and there is no guarantee that such enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process (i.e., where one System develops a potential recommended signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on the Portfolio over time. PIMCO will address System Incidents in its sole discretion, subject to any applicable regulatory or contractual requirements, and there is no guarantee that measures taken to address a System Incident will be successful.

System Incidents with respect to the implementation of quantitative strategies or methods may not be considered by PIMCO to be violations of the applicable standards of care and, as a result, losses associated with System Incidents may not be considered compensable to the Portfolio. PIMCO, in its discretion, may not disclose certain System Incidents to the Portfolios.

PIMCO relies on quantitative models, data, and trading algorithms supplied by third parties for certain Portfolios. Such models, data and algorithms are used to construct sets of transactions and investments, to implement investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable Portfolios to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the algorithms, and PIMCO and applicable Portfolios will be exposed to systems, cyber security and other risks associated with the third party models, data or algorithms. Losses associated with third-party models, data, or algorithms may not be considered compensable to the Portfolio. PIMCO, in its discretion, may not disclose certain such events to the applicable Portfolio.

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Increasing Government Debt

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.

A high national debt level may increase market pressures to meet government funding needs, which may drive debt costs higher and cause the U.S. Treasury to sell additional debt with shorter maturity periods, thereby increasing refinancing risk. A high national debt also raises concerns that the U.S. Government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the U.S. Government from implementing effective counter-cyclical fiscal policy in economic downturns.

In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+,” which was last affirmed by S&P in June 2017. In explaining the downgrade, S&P cited, among other reasons, controversy over raising the statutory debt ceiling and growth in public spending. Recent U.S. “fiscal cliff” and budget deficit concerns, difficulties in approving annual budgets and continued increases in the statutory debt ceiling, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades by S&P or other credit rating agencies, which may lead to increased interest rates, volatility and significant disruption across various financial markets and asset classes. Moreover, the market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a sovereign credit rating downgrade. This could adversely affect the value of the Portfolio’s investments.

Inflation and Deflation

The Portfolio may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income of the Portfolio will be worth less in the future as inflation decreases the present value of money. The Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. Deflation risk is the risk that prices throughout the economy decline over time creating an economic recession, which could make issuer default more likely and may result in a decline in the value of the Portfolio’s assets. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Cash Holdings

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolio’s assets in certain defensive strategies for temporary or indefinite period. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Portfolio and the value of assets it holds, expose the Portfolio to additional costs, require changes to investment

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practices, and adversely affect the Portfolio’s ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolio will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Actions by governmental entities may also impact certain instruments in which the Portfolio invests. For example, certain instruments in which the Portfolio may invest rely in some fashion upon LIBOR. LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced plans to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on a Fund or on certain instruments in which the Portfolio invests are not known. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a reduction in the value of certain instruments held by the Portfolio or reduce the effectiveness of related Portfolio transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Portfolio.

Liquidation of the Portfolio

The Board of Trustees of the Trust may determine to close and/or liquidate the Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of the Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio. The value of an investment in the Portfolio, and any subsequent distribution in the event of termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s basis in his or her shares of the Portfolio. A shareholder of the liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.

If the Portfolio were to close or liquidate, the Portfolio would intend to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that the Portfolio should lose its status as a registered investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.

Participation in Litigation or Arbitration Proceedings

PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that the Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of the Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for the Portfolio and/or cause the Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve the Portfolio’s rights or interests in connection with (1) defending a claim made against the Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to the Portfolio and (b) to preserve the Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of the Portfolio that is not acting or seeking to act as a named plaintiff or

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claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause the Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of the Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of the Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, the Portfolio may directly bear a portion or all of the fees associated with the actions described above.

Portfolio Operations

Operational Risk. An investment in the Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Portfolio. While the Portfolio seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Portfolio.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Portfolio’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches involving the Portfolio’s third party service providers (including, but not limited to, advisers, sub-advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. Moreover, cyber security breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investment to lose value.

Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third party service providers to the Portfolio. There is also a risk that cyber security breaches may not be detected. The Portfolio and its shareholders could be negatively impacted as a result.

INVESTMENT RESTRICTIONS

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Portfolio, such excess shall be subject to the 300% asset coverage requirement.

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As noted above, the Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. In such event, the Portfolio covers its commitment under such transactions by segregating or “earmarking” assets determined in accordance with procedures adopted by the Board of Trustees. In addition to covering such commitments in the manner described above, with respect to forwards, futures contracts, options and swaps that are required to cash settle (i.e., where physical delivery of the underlying reference asset is not permitted), the Portfolio is permitted to segregate or “earmark” liquid assets equal to the Portfolio’s daily marked-to-market net obligation under the instrument, if any, rather than the instrument’s full notional value (i.e., the market value of the reference asset underlying the forward or derivative). By doing so, such instruments will not be considered a “senior security” by the Portfolio. By segregating or earmarking liquid assets equal to only its net marked-to-market obligation under forwards or derivatives that are required to cash settle, the Portfolio will have the ability to utilize such instruments to a greater extent than if the Portfolio were required to segregate or earmark liquid assets equal to the full notional value of the instrument.

Pursuant to policies adopted by the Portfolio’s Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by the Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.

For purposes of applying the Portfolio’s investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, the Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of the Portfolio’s policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolio’s policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolio may enter into transactions with the other open-end funds advised by PIMCO with respect to the investment of daily cash balances of such other funds in shares of the Portfolio. Pursuant to an exemptive order issued by the SEC, the Portfolio, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with the Portfolio’s investment objective and investment policies. As part of the interfund lending program, certain PIMCO-sponsored money market and short-term bond funds will have the ability to lend to certain other PIMCO-sponsored non-money market and non-short-term bond funds, as detailed in the exemptive relief (the “Interfund Lending Program”).

Any loan made through the Interfund Lending Program would be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the time required to receive payment for securities sold, but in no event more than seven days. In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary cash management or emergency purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate.

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The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.

No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.

Unless otherwise indicated, all limitations applicable to the Portfolio’s investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of the Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, the Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if the Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolio may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, the Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction.

The Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or to-be-announced (“TBA”) transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from over-the-counter trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory

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requirements, the Portfolio may “roll” an existing over-the-counter swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, any Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolio will test for compliance with Elective Investment Restrictions at the time of the Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.

The Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of eight Trustees, six of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, and Investment Performance Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee and Governance Committee and the co-Chairs of the Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.

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The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of the Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of the Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 650 Newport Center Drive, Newport Beach, CA 92660.

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Trustees of the Trust

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Interested Trustees[1]

Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present Chairman 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	146	Chairman and Trustee, PIMCO Variable Insurance Trust and PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.

Brent R. Harris (1959) Trustee Independent Trustees	08/1997 to present	Managing Director, PIMCO. Senior Vice President of the Trust, PIMCO Equity Series, PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Formerly, member of Executive Committee, PIMCO.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc; and member of Board of Governors, Investment Company Institute. Formerly, Chairman, PIMCO Funds, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.

George E. Borst (1948) Trustee	04/2015 to present	Executive Advisor, McKinsey & Company; Formerly, Executive Advisor, Toyota Financial Services; and CEO, Toyota Financial Services.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, MarineMax Inc.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Managing Director, Dunbar Partners, LLC (business consulting and investments). Formerly, Partner, Leonard Green & Partners, L.P.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, PS Business Parks; Director, Big 5 Sporting Goods Corporation.

Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, State Auto Financial Corporation.

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group).	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT

Peter B. McCarthy (1950) Trustee	04/2015 to present	Formerly, Assistant Secretary and Chief Financial Officer, United States Department of Treasury; Deputy Managing Director, Institute of International Finance.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT.

Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	146	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

(1)	Mr. Harris and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
(†)	Trustees serve until their successors are duly elected and qualified.
(*)	The information for the individuals listed is as of June 30, 2019.

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The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, his former position as the Chief Administrative Officer of PIMCO, as well as his role as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, give him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Harris’s position as a Managing Director of PIMCO and, formerly, as a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Borst served in multiple executive positions at a large automotive corporation. Mr. Borst has prior financial experience from his oversight of the chief financial officer, treasury, accounting and audit functions of that automotive corporation. He also served as the Chief Executive Officer of a credit company. Additionally, Mr. Borst has prior experience as a board member of a corporation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015.

Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. She currently serves on the board of directors of a public company. Additionally, Ms. Hubbard has valuable experience from her service on the board of trustees of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017.

Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015.

Mr. McCarthy has experience in the areas of financial reporting and accounting, including prior experience as Assistant Secretary and Chief Financial Officer of the United States Department of the Treasury. He also served as Deputy Managing Director of the Institute of International Finance, a global trade association of financial institutions. Mr. McCarthy also has significant prior experience in corporate banking. Additionally, Mr. McCarthy has gained valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015 and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2011.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

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Executive Officers

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Eric D. Johnson (1970)* President	06/2019 to present	Executive Vice President, PIMCO. President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

David C. Flattum (1964) Chief Legal Officer	05/2019 to present	Managing Director and General Counsel, PIMCO. Chief Legal Officer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Managing Director, Chief Operating Officer and General Counsel, Allianz Asset Management of America L.P.

Keisha Audain-Pressley (1975) Chief Compliance Officer	01/2020 to present	Executive Vice President and Deputy Chief Compliance Officer, PIMCO. Chief Compliance Officer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brent R. Harris (1959) Senior Vice President	03/2010 to present	Managing Director, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Formerly, member of Executive Committee, PIMCO.

Ryan G. Leshaw (1980) Vice President—Senior Counsel, Secretary	05/2019 to present	Senior Vice President and Senior Counsel, PIMCO. Vice President, Senior Counsel and Secretary, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Chief Legal Officer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Associate, Willkie Farr & Gallagher LLP.

Joshua D. Ratner (1976)** Senior Vice President	05/2019 to Present	Executive Vice President and Head of U.S. Operations, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Wu-Kwan Kit (1981) Assistant Secretary	08/2017 to present	Vice President and Senior Counsel, PIMCO. Assistant Secretary, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Vice President, Senior Counsel and Secretary, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Assistant General Counsel, VanEck Associates Corp.

Stacie D. Anctil (1969) Vice President	05/2015 to present	Executive Vice President, PIMCO. Vice President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brian J. Pittluck (1977) Vice President	01/2020 to present	Senior Vice President, PIMCO. Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Bradley A. Todd (1965) Treasurer	06/2019 to present	Senior Vice President, PIMCO. Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT,PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Bijal Y. Parikh (1978) Deputy Treasurer	01/2020 to present	Vice President, PIMCO. Deputy Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Assistant Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967) Assistant Treasurer	02/2001 to present	Executive Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brandon T. Evans (1982) Assistant Treasurer	05/2019 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Colleen D. Miller (1980)** Assistant Treasurer	02/2017 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Christopher M. Morin (1980) Assistant Treasurer	08/2016 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Jason J. Nagler (1982)** Assistant Treasurer	05/2015 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

H. Jessica Zhang (1973)** Assistant Treasurer	01/2020 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

*	Unless otherwise noted, the information for the individuals listed is as of January 1, 2020.
(†)

The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Credit and Mortgage Income Fund, PIMCO Dynamic Income Fund, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Opportunity Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund and PIMCO Flexible Municipal Income Fund.

**	The address of these officers is Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

Securities Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2018.

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Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees

Brent R. Harris	None	Over $100,000

Peter G. Strelow	None	Over $100,000

Independent Trustees

George E. Borst	None	Over $100,000

Jennifer Holden Dunbar	None	Over $100,000

Kym M. Hubbard	None	Over $100,000

Gary F. Kennedy	None	Over $100,000

Peter B. McCarthy	None	Over $100,000

Ronald C. Parker	None	Over $100,000

To the best of the Trust’s knowledge, as of June 30, 2019, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of the Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2018.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
George E. Borst	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Peter B. McCarthy	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None

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No independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:

●	the Portfolio;

●	an officer of the Portfolio;

●

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

●

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

●	the investment adviser or principal underwriter of the Portfolio;

●	an officer of the investment adviser or principal underwriter of the Portfolio;

●	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio; or

●	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio.

With respect to the persons listed in the bullet points above, no independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:

(i)	Payments for property or services to or from any such person;
(ii)	Provision of legal services to any such person;
(iii)	Provision of investment banking services to any such person; and
(iv)	Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.

Standing Committees

Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2019. However, the members of any Committee may be changed by the Board of Trustees from time to time.

The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Msses. Dunbar and Hubbard and Messrs. Borst, Kennedy, McCarthy and Parker (Chair)). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2019, there were four meetings of the Audit Committee.

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The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of the Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Portfolio’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Msses. Dunbar and Hubbard (co-Chair) and Messrs. Borst, Harris, Kennedy (co-Chair), McCarthy, Parker and Strelow. During the fiscal year ended March 31, 2019, there were four meetings of the Valuation Oversight Committee.

The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of the Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding the Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Msses. Dunbar (Chair) and Hubbard and Messrs. Borst, Harris, Kennedy, McCarthy, Parker and Strelow. The Investment Performance Committee was formed in February 2019 and did not meet during the fiscal year ended March 31, 2019.

The Trust also has a Governance Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance Committee, and the Governance Committee currently consists of Msses. Dunbar and Hubbard and Messrs. Borst (Chair), Kennedy, McCarthy and Parker. Prior to November 6, 2018, the Governance Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted vote on the nomination of Independent Trustee candidates.

The Governance Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.

The Governance Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.

Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.

All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such

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person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.

During the fiscal year ended March 31, 2019, there were two meetings of the Governance Committee.

Trustee Retirement Policy

The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2019.

Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees

George Borst, Trustee	$232,087.50	N/A	$359,012.50

Jennifer Holden Dunbar, Trustee	$227,587.50	N/A	$462,762.50

Kym M. Hubbard, Trustee	$227,587.50	N/A	$349,012.50

Gary F. Kennedy, Trustee	$233,337.50	N/A	$359,012.50

Peter B. McCarthy, Trustee	$233,337.50	N/A	$485,162.50

Ronald C. Parker, Trustee	$268,337.50	N/A	$522,762.50

(1)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2019.

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Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolio pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.84 trillion of assets under management as of June 30, 2019 and $1.42 trillion of third-party assets under management.

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. (“Allianz Asset Management”) with minority interests held by Allianz Asset Management of America LLC, by Allianz Asset Management U.S. Holding II LLC, each a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of John C. Maney.

There are currently no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Portfolio generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Advisor, and the Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolio’s ability to utilize affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolio, the Portfolio’s ability to take advantage of market opportunities, or the Portfolio’s overall performance.

Advisory Agreement

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolio does not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolio. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

As discussed in “Investment Objectives and Policies” above, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The Subsidiary will not pay PIMCO a fee for advisory or administrative services.

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The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the Portfolio, and PIMCO is terminated.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amounts of the advisory fees paid by the Portfolio were as follows:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO Short Asset Portfolio	N/A	N/A	N/A

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolio.

Policy Statement: The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.

Overview: PIMCO has adopted a written proxy voting policy (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. As a general matter, when PIMCO has proxy voting authority, PIMCO has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances.

Equity Securities. The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) a PM decides to override the ISP’s voting recommendation. In either such case as described above, the Legal and Compliance department will review the proxy to determine whether a material conflict of interest, or the appearance of one, exists.

Fixed Income Securities. Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and their role is limited to election processing and recordkeeping. When processed as corporate action-consents, the Legal and Compliance department will review all election forms to determine whether a conflict of interest, or the appearance of one, exists with respect to the PM’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for issuing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.

Resolution of potential conflicts of interest. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.

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PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how the Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, through the Trust’s website at www.pimco.com/general/npx-and-nq-filings, through PIMCO Investments LLC’s website at www.pimco.com/general/npx-and-nq-filings, and on the SEC’s website at http://www.sec.gov.

Information about how PIMCO voted the Portfolio’s proxies for the most recent twelve month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolio’s at 1-800-927-4648, on the Portfolio’s website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolio (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio’s non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolio with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolio. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required, by the terms of the applicable SEC exemptive relief, to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and the separate account holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to Portfolio holdings. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolio’s execution of purchase and sale transactions.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

PIMCO will make available the complete schedule of the portfolio holdings of the Portfolio to the Investing Funds.

The Portfolio files portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolio’s complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolio portfolio holdings information at any time with respect to securities held by the Portfolio that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

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Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with the Portfolio’s service providers, such as the Portfolio’s investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender, service providers to PIMCO or to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of the Portfolio and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

The Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding the Portfolio, including portfolio holdings information, more frequently to (i) certain third parties that have a legitimate business purpose in receiving such information, or (ii) a redeeming shareholder effecting a redemption-in-kind from the Portfolio as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.

The distribution of non-public information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolio’s non-public information provided is the confidential property of the Portfolio and may not be used for any purpose except in connection with the provision of services to the Portfolio or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolio or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolio nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolio or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Portfolio’s holdings.

Required Disclosures. No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving the Portfolio’s current or past portfolio holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolio pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides the Portfolio with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of

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the Portfolio, including coordination of the services performed by the Portfolio’s transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolio with office space facilities required for conducting the business of the Portfolio, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolio, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolio does not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolio.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amount of the supervisory and administrative fees paid by the Portfolio was as follows:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO Short Asset Portfolio	N/A	N/A	N/A

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolio is responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; and (v) extraordinary expenses, including costs of litigation and indemnification expenses.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolio and its shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolio; (3) PIMCO is able to provide, or to procure, services for the Portfolio which are at least equal in nature and quality to services that could be provided by others; and (4) the Portfolio would not be charged a fee pursuant to the Supervision and Administration Agreement which was fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

Brokerage Commissions Paid

For the fiscal years ended March 31, 2019, 2018 and 2017, the following amounts of brokerage commissions were paid by the Fund:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO Short Asset Portfolio	282,658	62,469	0

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PORTFOLIO MANAGERS

Other Accounts Managed

The portfolio managers who are primarily responsible for the day-to-day management of the Portfolio also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2019: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Portfolio); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. As of March 31, 2019, the Portfolio has $15,644.4 million in total assets under management.

	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Schneider
Registered Investment Companies	20	$82,534.36	0	$0.00
Other Pooled Investment Vehicles	10	$14,151.24	0	$0.00
Other Accounts	37	$29,791.87	1	$1,896.43

Wittkop
Registered Investment Companies	2	$19,225.65	0	$0.00
Other Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	14	$3,282.64	0	$0.00

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolio. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or redeem shares of the Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolio, as well as regulatory or other limitations applicable to the Portfolio, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolio in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.

Because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described below may occur between the Portfolio or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolio or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolio or other accounts managed by PIMCO. In addition, because certain Clients (as defined below) are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.

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Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of the Portfolio. Because of his positions with the Portfolio, the portfolio manager knows the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts he manages and to the possible detriment of the Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for the Portfolio or other accounts managed by PIMCO (each a “Client,” and collectively, the “Clients”), but may not be available in sufficient quantities for all accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.

From time to time, PIMCO may take an investment position or action for a Client that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients, including Clients that are PIMCO affiliates, in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.

When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.

Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as

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to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.

In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.

Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.

PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.

In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.

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From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients).

PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI.

PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolio) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.

Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).

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Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolio and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO’s approach to compensation seeks to provide professionals with a Total Compensation Plan and process that is driven by PIMCO’s mission and values. Key Principles on Compensation Philosophy include:

•	PIMCO’s pay practices are designed to attract and retain high performers;

•	PIMCO’s pay philosophy embraces a corporate culture of rewarding strong performance, a strong work ethic, and meritocracy;

•	PIMCO’s goal is to ensure key professionals are aligned to PIMCO’s long-term success through equity participation; and

•	PIMCO’s “Discern and Differentiate” discipline guides total compensation levels.

The Total Compensation Plan consists of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for PIMCO’s clients. A portfolio manager’s compensation is not based solely on the performance of the Portfolio or any other account managed by that portfolio manager:

Base Salary – Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.

Performance Bonus – Performance bonuses are designed to reward risk-adjusted performance and contributions to PIMCO’s broader investment process. The compensation process is not formulaic and the following non-exhaustive list of qualitative and quantitative criteria are considered when determining the total compensation for portfolio managers:

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Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio) and relative to applicable industry peer groups; greatest emphasis is placed on 5-year and 3-year performance, followed by 1-year performance;

•	Consistency of investment performance across portfolios of similar mandate and guidelines, rewarding low dispersion and consistency of outperformance;

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Appropriate risk positioning and risk management mindset, which includes consistency with PIMCO’s investment philosophy, the Investment Committee’s positioning guidance, absence of defaults, and appropriate alignment with client objectives;

•	Contributions to mentoring, coaching and/or supervising members of team;

•	Collaboration, idea generation, and contribution of investment ideas in the context of PIMCO’s investment process, Investment Committee meetings, and day-to-day management of portfolios;

•	With much lesser importance than the aforementioned factors: amount and nature of assets managed by the portfolio manager, contributions to asset retention, and client satisfaction.

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PIMCO’s partnership culture further rewards strong, long term risk adjusted returns with promotion decisions almost entirely tied to long term contributions to the investment process. 10-year performance can also be considered, though not explicitly, as part of the compensation process.

Deferred Compensation – Long Term Incentive Plan (“LTIP”) and/or M Options are awarded to key professionals. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and/or deferred compensation. PIMCO incorporates a progressive allocation of deferred compensation as a percentage of total compensation, which is in line with market practices.

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The LTIP provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. The plan provides a link between longer term company performance and participant pay, further motivating participants to make a long term commitment to PIMCO’s success.

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The M Unit program provides mid-to-senior level employees with the potential to acquire an equity stake in PIMCO over their careers and to better align employee incentives with the Firm’s long-term results. In the program, options are awarded and vest over a number of years and may convert into PIMCO equity which shares in the profit distributions of the Firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time.

Eligibility to participate in the LTIP and M Unit program is contingent upon continued employment at PIMCO and all other applicable eligibility requirements.

Profit Sharing Plan. Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolio beneficially owned as of March 31, 2019, by the portfolio managers.

Portfolio Manager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short Asset Portfolio	None
Andrew Wittkop	PIMCO Short Asset Portfolio	None

DISTRIBUTION OF TRUST SHARES

Distributor

PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolio’s shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

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The Distribution Contract will continue in effect with respect to the Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.

Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.

Purchases and Redemptions

Purchases and redemptions of shares of the Portfolio are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Portfolio is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolio are available for offer and sale in their state of domicile or residence. Shares of the Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolio, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolio’s portfolio.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’ current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.

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Portfolio shares are ordinarily valued as of the scheduled close of regular trading on the NYSE on each day that the NYSE is open.

Portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales prices are reported, as is the case for most securities traded OTC, on the basis of either: (i) the mean between representative bid and ask quotations obtained from a quotation reporting system or from established market makers; or (ii) prices (including evaluated prices) supplied by the Portfolio’s approved pricing services, quotation reporting systems and other third-party sources (together, “Pricing Services”). For exchange-traded securities, market value also may be determined on the basis of the exchange’s Official Closing Price or Settlement instead of the last reported sales prices. Certain exchange-traded equity options may be valued using evaluations from Pricing Services. Fixed income securities, including those to be purchased under firm commitment agreements, are normally valued on the basis of quotes obtained from brokers and dealers or prices provided by Pricing Services, which may take into account appropriate factors such as, without limitation, institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolio and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolio. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

The Portfolio intends to qualify annually and elect to be treated as regulated investment companies under the Internal Revenue Code. To qualify and be subject to tax as a regulated investment company, the Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) or the securities of one or more “qualified publicly traded partnerships;” and (c) distribute in each taxable year dividends of an amount at least equal to the sum of (i) 90% of investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), determined without regard to any deduction for dividends paid, and (ii) 90% of tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If the Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders generally would be taxed on distributions of earnings.

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If the Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes as dividends to its shareholders on a timely basis. The Portfolio intends to declare income dividends daily and distribute them monthly. In addition, the Portfolio distributes any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by the Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the Portfolio must distribute dividends in respect of each calendar year to its shareholders of an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) generally for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed or taxed during such years and on which the Portfolio paid no U.S. federal income tax. To avoid application of the excise tax, the Portfolio generally intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement. However, the Portfolio reserves the right to retain a portion of its earnings and be subject to excise tax on such earnings. A distribution will be treated as paid on December 31 of a calendar year if it is declared by the Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Distributions

All dividends and distributions of the Portfolio, whether received in shares or cash, generally are taxable and generally must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Although all or a portion of the dividends paid by a regulated investment company may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate on “qualified dividend income” for individuals and other noncorporate taxpayers, it is not expected that any such portion of the dividends paid by the Portfolio would be significant. Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from the Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

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In taxable years when the Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

The Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Sales of Shares

Upon the disposition of shares of the Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If the Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

Your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (“IRS”). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

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Potential Pass-Through of Tax Credits

If the Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolio may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio which generally will be taxed as ordinary income when distributed to shareholders.

The Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of the Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

Certain requirements that must be met under the Internal Revenue Code in order for the Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to the Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolio for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in the Portfolio’s recognition

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of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of the Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

The Portfolio may engage in short sales of securities. In general, gain or loss on a short sale is recognized when the Portfolio closes the short sale by delivering the borrowed securities to the lender, not when the borrowed securities are sold. Short sales may increase the amount of short-term capital gain realized by the Portfolio, which generally will be taxed as ordinary income when distributed to shareholders. In addition, these rules may terminate the holding period of “substantially identical property” held by the Portfolio. Moreover, a loss recognized by the Portfolio on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. The Portfolio generally will not be permitted to deduct payments made to reimburse a lender of securities for dividends paid on borrowed securities if the short sale is closed on or before the 45th day after the Portfolio enters into the short sale. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

The Portfolio may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. The Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

The Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any marked-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net marked-to-market gains included in income with respect to such shares in prior taxable years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. The Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and generally will be taxed to shareholders either as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

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Foreign Taxation

Income and gains received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolio with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of such income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of such income.

The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Uncertain Tax Consequences

The Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolio to the extent necessary in order to seek to ensure that they distribute sufficient income that they do not become subject to U.S. federal income or excise tax.

Constructive Sales

Certain rules may affect the timing and character of gain if the Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

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Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax.

The Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions were generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.

The Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolio to enable the Portfolio to determine whether withholding is required.

Income Tax on Sale of the Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

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Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). The Portfolio will provide information annually to shareholders indicating the amount and percentage of the Portfolio’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of the Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

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Control Persons and Principal Holders of Securities

As of June 30, 2019, the following persons owned of record or beneficially 5% or more of the noted shares of the Portfolio:

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
SHORT ASSET PORTFOLIO	INST	STATE STREET BANK & TRUST FBO PIMCO SHORT TERM FUND, 1633 BROADWAY NEW YORK, NY 10019	150,187,188.32		10.56%
SHORT ASSET PORTFOLIO	INST	STATE STREET BANK FBO PIMCO FOREIGN BND FND USD HEDGED, 1633 BROADWAY NEW YORK, NY 10019	75,061,815.13		5.28%
SHORT ASSET PORTFOLIO	INST	STATE STREET BANK FBO PIMCO SHORT ASSET INVESTMENT FUND, 1633 BROADWAY NEW YORK, NY 10019	134,298,440.33		9.45%
SHORT ASSET PORTFOLIO	INST	STATE STREET KANSAS CITY FBO PIMCO TOTAL RETURN FUND, 1633 BROADWAY NEW YORK, NY 10019	512,927,596.60	*	36.08%

* Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio, as that term is defined in the 1940 Act.

Code of Ethics

The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolio.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolio. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.

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Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolio will not occur, and shareholders bear the risk of losses arising from these or other events.

DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, Missouri 64105-1407, serves as transfer agent and dividend disbursing agent for the Portfolio.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolio. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Reports.

PAPS0003OMS_010220

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PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

PIMCO Short-Term Floating NAV Portfolio III

July 31, 2019 (as supplemented January 2, 2020)

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO Short-Term Floating NAV Portfolio III (the “Portfolio”), a portfolio of PIMCO Funds (the “Trust”), dated July 31, 2019, as amended from time to time. The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolio may be purchased only by series of the Trust or by series of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.

Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Report. A copy of the Prospectus, Annual Report or Semi-Annual Report (when available) for the Portfolio may be obtained free of charge at the telephone number and address listed below.

PIMCO Funds

Regulatory Document Request

650 Newport Center Drive

Newport Beach, California 92660

Telephone: 1-888-87-PIMCO

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

(Cont’d)

ii

(Cont’d)

iii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”). The Portfolio is an investment portfolio of the Trust. The Portfolio is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and general investment policies of the Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolio’s investments, strategies and risks is set forth below.

The Portfolio may invest in the PIMCO ST Floating NAV III Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO ST Floating NAV III Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolios’ shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations. Under the direction of the Federal Housing Finance Agency (“FHFA”), FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019 and the effects it may have on the market for mortgage-backed securities are uncertain.

Municipal Bonds

The Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

The Portfolio may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

The Portfolio may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), the Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Portfolio, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

The Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal

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subsidy or pass the 35% tax credit along to bondholders. The Portfolio’s investments in Build America Bonds, if any, will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, to the extent the Portfolio invests in tax-exempt Municipal Bonds, it may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

The Portfolio may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolio will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.

Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.

The Portfolio may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. The Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment illiquidity.

The Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.

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The Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolio may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by the Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.

The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.

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The TOB Residual held by the Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.

The TOB Trust may also be collapsed without the consent of the Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates.

In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.

The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolio’s ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.

The Portfolio has restructured its TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.

The Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

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The recent economic downturn and budgetary constraints have made Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces-such as declines in real estate prices and general business activity-may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of the Portfolio’s holdings in Municipal Bonds.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s Municipal Bonds in the same manner.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax

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benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolio and the value of such Municipal Bonds held by the Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after the Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

Mortgage-Related Securities and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” The Portfolio may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.

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Agency Mortgage Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”) which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e. performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred securities and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

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Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Fund.

In June 2019, under the Single Security Initiative, FNMA and FHLMC began issuing UMBS in place of their current offerings of TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.

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Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolio may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Portfolio may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.

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Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolio. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolio, to cover legal or related costs. Any such action could result in losses to the Portfolio.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio’s industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities, may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

PIMCO seeks to manage the portion of the Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

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As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolio may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches-known as support bonds, companion bonds or non-PAC bonds-which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolio) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolio. Investors, including the Portfolio, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolio incurring costs and expenses associated with such actions.

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CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities”. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying

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mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolio’s Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a

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security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

Consistent with the Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

Bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Loans and Other Indebtedness, Loan Participations and Assignments

The Portfolio may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or

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other financial institutions or lending syndicates. The Portfolio may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Portfolio may acquire may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Portfolio may acquire in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount of the investment acquired.. The Portfolio may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation.

The Portfolio is diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolio limits the amount of its total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolio will treat both the lending bank or other lending institution and the corporate borrower as “issuers” for purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary even if the underlying borrowers represent many different companies.

Loans and other types of direct indebtedness (which the Portfolio may originate, invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily

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share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to lending by the Portfolio.

Acquisition of loans through a purchase of a loan or a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolio. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.

The Portfolio may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Portfolio’s only recourse will be against the property securing the DIP financing.

The Portfolio may act as the originator for direct loans to a borrower. Direct loans between the Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolio may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Portfolio. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.

In determining whether to make a direct loan, the Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, the Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will lose money on the loan. Furthermore, direct loans may subject the Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Portfolio to dispose of a direct loan and/or to value the direct loan.

When engaging in direct lending, the Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, the Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.

As part of its lending activities, the Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful

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reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Portfolio may have difficulty disposing of the assets used as collateral for a loan.

Various state licensing requirements could apply to the Portfolio with respect to the origination, acquisition, holding and servicing foreclosure and/or disposition of, loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, the Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its investments.

Corporate Debt Securities

The Portfolio’s investments in U.S. dollar- or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s Investor Services, Inc. (“Moody’s) describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” Standard & Poor’s Ratings Services (“S&P”) describes securities rated BBB as “having adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” For securities rated BBB, Fitch Ratings (“Fitch”) states that “...expectations of default risk are currently low...capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.”

Creditor Liability and Participation on Creditors Committees

Generally, when the Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If the Portfolio is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action

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brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to the Portfolio, may from time to time have an opportunity to consider, on behalf of the Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, the Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject the Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause the Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust and the Portfolio on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolio relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolio with a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

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If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolio also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

The Portfolio may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

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Depositary Receipts

The Portfolio may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.

Warrants to Purchase Securities

The Portfolio may invest in or acquire warrants to purchase fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

The Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

The Portfolio may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Portfolio wishes to sell it.

Foreign Securities

The Portfolio may invest in securities of foreign issuers. The Portfolio may invest in corporate debt securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth

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below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.

To the extent the Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 25% of its total assets in such instruments). PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, the Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

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Investment risk may be particularly high to the extent that the Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolio may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolio may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolio may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolio may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolio may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolio’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invests a portion of its assets in a concentrated geographic area, the Portfolio will generally have more exposure to regional economic risks associated with that geographic area.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolio will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio’s investment. If such restrictions were to be imposed subsequent to the Portfolio’s investment in the securities markets of a particular country, the Portfolio’s response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio’s liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolio may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolio, the Portfolio’s returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolio may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. The Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolio will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio’s claims in any of these events.

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Counterparty Risk. Trading in the securities of developing market markets presents additional credit and financial risks. The Portfolio may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolio invests. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolio’s investment in that country.

Litigation. The Portfolio may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.

Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws or procedures and such laws and procedures may permit retroactive taxation so that the Portfolio could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolio will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolio’s investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter (“OTC”) secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par

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bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

The Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Euro- and EU-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of the Portfolio’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

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It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.

The Portfolio may face potential risks associated with the referendum on the United Kingdom’s continued membership in the EU, which resulted in a vote for the United Kingdom to leave the EU (commonly known as “Brexit”). Given the size and importance of the United Kingdom’s economy, the vote to leave the EU may result in substantial volatility in foreign exchange markets and may lead to a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. The vote to leave the EU may also result in a sustained period of market uncertainty, as the United Kingdom seeks to negotiate the terms of its exit. In this regard, there is a significant degree of uncertainty about how negotiations relating to the United Kingdom’s withdrawal and new trade agreements will be conducted, as well as the potential consequences and precise timeframe for Brexit. The vote to leave the EU may also destabilize some or all of the other EU member countries and/or the Eurozone. The ultimate effects of these events and other sociopolitical or geopolitical issues are not known but could profoundly affect global economies and markets. These developments could result in losses to the Portfolio, as there may be negative effects on the value of Portfolio’s investments and/or on Portfolio’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Portfolio to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.

Foreign Currency Transactions

The Portfolio may invest in foreign currency-denominated securities, may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolio may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Portfolio also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked-to-market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are used primarily to adjust the foreign exchange exposure of the Portfolio with a view to protecting the outlook, and the Portfolio might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

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Cross Hedge. If a particular currency is expected to decrease against another currency, the Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Portfolio would hope to benefit from an increase (if any) in value of the bond.

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When the Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

The Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

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Tax Consequences of Currency Hedging. Under applicable tax law, the Portfolio may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolio is expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the marked-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolio and could affect whether dividends paid by the Portfolio are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange Warrants™ (“CEWs™”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLs™”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

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Performance indexed paper. Performance indexed paper (“PIPs™”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Borrowing

The Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. The Portfolio also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Specifically, provisions of the 1940 Act require the Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, the Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent the Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily marked-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolio may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolio’s total assets.

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A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within a specified percentage of the initial amount delivered.

The Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolio’s restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to the Portfolio’s overall limitations on investments in illiquid securities. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

The Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. The Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Portfolio’s forward commitment to repurchase the subject security.

It is possible that changing government regulation may affect the Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Portfolio’s ability to utilize these investment strategies and techniques.

Derivative Instruments

In pursuing its objective, the Portfolio may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, securities indexes, and commodity indexes, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of its overall investment strategies. The Portfolio may enter into transactions involving currency futures or options. The Portfolio also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commodities, among other asset classes. The Portfolio may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or options on futures are traded in the future, the Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

The Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. The Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives.

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The value of some derivative instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could be exposed to additional, unforeseen risks, including the risk of loss.

The Portfolio might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments and the possible inability of the Portfolio to close out or to liquidate its derivatives positions. In addition, the Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. If the Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, the Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may lose money.

Options on Securities and Indexes. The Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price often at any time during the term of the option for

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American options or only at expiration for European options. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

The Portfolio will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security, the option is covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by the Portfolio. A call option on a security is also “covered” if the Portfolio does not hold the underlying security or have the right to acquire it, but the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount equal to the value of the underlying security (minus any collateral deposited with a broker-dealer or other financial institution), on a marked-to-market basis (a so-called “naked” call option).

For a call option on an index, the option is covered if the Portfolio maintains with its custodian liquid assets in an amount equal to the Portfolio’s net obligation under the option. A call option is also covered if the Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if the Portfolio segregates or “earmarks” liquid assets equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restrictions concerning senior securities and borrowings.

If an option written by the Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

The Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Portfolio is an asset of the Portfolio. The premium received for an option written by the Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.

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The Portfolio may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that if the Portfolio writes a put option, the Portfolio may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.

If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. If the Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by the Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that the Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If the Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including the determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”

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The Portfolio may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that the Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including, but not limited to: the S&P 500; the S&P Midcap 400; the Nikkei 225; the Markit CDX credit index; the iTraxx credit index; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. The Portfolio also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

The Portfolio may purchase and write call and put futures options, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

The Portfolio claims an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”), and, therefore, is not subject to registration or regulation as a commodity pool under the CEA. PIMCO is not deemed to be a CPO with respect to its service as investment adviser to the Portfolio.

To the extent the Portfolio becomes ineligible to claim an exclusion from CFTC regulation, the Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation.

Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by the Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will marked-to-market its open futures positions.

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The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

When purchasing a futures contract that cash settles, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the daily marked-to-market obligation (if any) of the Portfolio under the futures contract. Alternatively, the Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract that cash settles, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that are equal to the daily marked-to-market net obligation (if any) of the Portfolio under the futures contract. Alternatively, the Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that “physically settle”, the Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the full notional value of the futures contract. With respect to futures that are required to “cash settle,” however, the Portfolio is permitted to set aside or “earmark” liquid assets in an amount equal to the Portfolio’s daily marked-to-market (net) obligation, if any, (in other words, the Portfolio’s daily net liability, if any) rather than the full notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, the Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

When selling a call option on a futures contract, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, the Portfolio will maintain with its custodian (and marked-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

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To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover the Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by limiting the overall duration limit on the Portfolio’s portfolio securities. Thus, the use of a longer-term security may require the Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio’s securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends. Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of the Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts. Options on securities, futures contracts, options on futures contracts, may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. The Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolio also may enter into options on swap agreements (“swaptions”).

The Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”;

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interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Portfolio’s investment objectives and general investment policies, the Portfolio may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Portfolio may be required to pay a higher fee at each swap reset date.

The Portfolio may also enter into combinations of swap agreements in order to achieve certain economic results. For example, the Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.

The Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolio may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

The Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Portfolio may engage in variance swaps.

Most types of swap agreements entered into by the Portfolio will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid

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net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

The Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by the Portfolio may involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. The Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which the Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which the Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio. Such segregation or “earmarking” will not limit the Portfolio’s exposure to loss.

The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC

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continues to approve contracts for central clearing. Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.

Whether the Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolio will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. . To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. The Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

The Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. The Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.

Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if the Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the

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transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. The Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.

The Portfolio’s obligations under a recovery lock will be determined daily. In connection with recovery locks in which the Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s obligations, on a marked-to-market basis. In connection with recovery locks in which the Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the fixed payment amount of the recovery lock (minus any amounts owed to the Portfolio, if applicable). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements and regulation of certain market participants’ use of the same, may limit or prevent the Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation in by multiple regulators this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy. For example, in 2015 the SEC proposed new regulations related to a mutual fund’s use of derivatives and related instruments. If the proposal is adopted in substantially the same form as was originally proposed, it could limit or restrict the ability of the Portfolio to use certain instruments as part of its investment strategy. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Portfolio engages in derivative transactions could also limit or prevent the Portfolio from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolio or the ability of the Portfolio to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action.

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In particular, the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Portfolio may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and requires clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have adapted the rules and regulations enacting the provisions of the Dodd-Frank Act. However, swap dealers, major market participants and swap counterparties are experiencing, and will continue to experience, new and additional regulations, requirements, compliance burdens and associated costs. The Dodd-Frank Act and the rules promulgated thereunder may negatively impact the Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on the Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. New requirements, even if not directly applicable to the Portfolio, including margin requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of the Portfolio’s investments and cost of doing business, which could adversely affect investors.

Perpetual Bonds

The Portfolio may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolio characterizes and treats ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

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The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

The Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that the Portfolio is committed to advance additional funds, it will segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolio may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, the Portfolio will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

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The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolio may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. The Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Infrastructure Investments

Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.

Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.

Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.

Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.

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An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.

Short Sales

The Portfolio may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When the Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If the Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolio may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that the Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short (calculated daily), or will ensure that such positions are covered by offsetting positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolio will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to the Portfolio’s investments in privately placed and unregistered securities, the Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

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Regulation S Securities

The Portfolio, either directly or through investments in its wholly-owned subsidiary may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, the Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Investments

The Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act and the Portfolio’s procedures adopted thereunder. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, the Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolio may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.

Repurchase Agreements

The Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.

Loans of Portfolio Securities

For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily marked-to-market basis in an amount at least equal to 102% of the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33-1/3% of the total assets of the Portfolio (including the collateral received with respect to such loans). The Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolio may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Portfolio bears the risk of such investments.

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Government Intervention in Financial Markets

Instability in the financial markets during and after the 2008-2009 financial downturn has led the U.S. Government and governments across the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets, the potential impact of which on the value of securities held by the Portfolio is unknown. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. Such legislation or regulation could limit or preclude the Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolio’s portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

The value of the Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by the Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

Investments in Business Development Companies (“BDCs”)

The Portfolio may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off or as income is received in connection with lending and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies in which a BDC may invest, and therefore there is a risk that investors may not be able to make a fully informed decision. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.

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Investments in Exchange-Traded Funds (“ETFs”)

Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV.

Investments in the Wholly-Owned Subsidiary

Investments in the Subsidiary are expected to permit the Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.

While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.

In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolio to implement certain trading strategies, hold certain investments or for other reasons.

Quantitative Investing Risk

PIMCO employs and/or relies on algorithms, models or other systems in connection with certain of its investment activities, including research, forecasting, selection, and execution processes (together, “Systems”). These Systems rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. Errors may occur in the design, writing, testing, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes and changes in the

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behavior of market participants. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed trades, risk management and trading strategies depends on a number of factors including the accuracy and quality of data inputs into the Systems, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact the Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure to execute intended trades, or failure to identify hedging or other risk management opportunities or targets. Further, if incorrect market data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Most Systems require continual monitoring and enhancements, and there is no guarantee that such enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process (i.e., where one System develops a potential recommended signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on the Portfolio over time. PIMCO will address System Incidents in its sole discretion, subject to any applicable regulatory or contractual requirements, and there is no guarantee that measures taken to address a System Incident will be successful.

System Incidents with respect to the implementation of quantitative strategies or methods may not be considered by PIMCO to be violations of the applicable standards of care and, as a result, losses associated with System Incidents may not be considered compensable to the Portfolio. PIMCO, in its discretion, may not disclose certain System Incidents to the Portfolio.

PIMCO relies on quantitative models, data, and trading algorithms supplied by third parties. Such models, data and algorithms are used to construct sets of transactions and investments, to implement investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose the Portfolio to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the algorithms, and PIMCO and the Portfolio will be exposed to systems, cyber security and other risks associated with the third party models, data or algorithms. Losses associated with third-party models, data, or algorithms may not be considered compensable to the Portfolio. PIMCO, in its discretion, may not disclose certain such events to the Portfolio.

Increasing Government Debt

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.

A high national debt level may increase market pressures to meet government funding needs, which may drive debt costs higher and cause the U.S. Treasury to sell additional debt with shorter maturity periods, thereby increasing refinancing risk. A high national debt also raises concerns that the U.S. Government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the U.S. Government from implementing effective counter-cyclical fiscal policy in economic downturns.

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In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+,” which was last affirmed by S&P in June 2017. In explaining the downgrade, S&P cited, among other reasons, controversy over raising the statutory debt ceiling and growth in public spending. Recent U.S. “fiscal cliff” and budget deficit concerns, difficulties in approving annual budgets and continued increases in the statutory debt ceiling, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades by S&P or other credit rating agencies, which may lead to increased interest rates, volatility and significant disruption across various financial markets and asset classes. Moreover, the market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a sovereign credit rating downgrade. This could adversely affect the value of the Portfolio’s investments.

Inflation and Deflation

The Portfolio may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income of the Portfolio will be worth less in the future as inflation decreases the present value of money. The Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. Deflation risk is the risk that prices throughout the economy decline over time creating an economic recession, which could make issuer default more likely and may result in a decline in the value of the Portfolio’s assets. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Cash Holdings

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolio’s assets in certain defensive strategies for temporary or indefinite period. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Portfolio and the value of assets it holds, expose the Portfolio to additional costs, require changes to investment practices, and adversely affect the Portfolio’s ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolio will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Actions by governmental entities may also impact certain instruments in which the Portfolio invests. For example, certain instruments in which the Portfolio may invest rely in some fashion upon LIBOR. LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced plans to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on a Fund or on certain instruments in which the Portfolio invests are not known. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a reduction in the value of certain instruments held by the Portfolio or reduce the effectiveness of related Portfolio transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Portfolio.

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Liquidation of the Portfolio

The Board of Trustees of the Trust may determine to close and/or liquidate the Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of the Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio. The value of an investment in the Portfolio, and any subsequent distribution in the event of termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s basis in his or her shares of the Portfolio. A shareholder of the liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.

If the Portfolio were to close or liquidate, the Portfolio would intend to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that the Portfolio should lose its status as a regulated investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.

Participation in Litigation or Arbitration Proceedings

PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that the Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of the Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for the Portfolio and/or cause the Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve the Portfolio’s rights or interests in connection with (1) defending a claim made against the Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to the Portfolio and (b) to preserve the Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of the Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause the Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of the Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of the Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, the Portfolio may directly bear a portion or all of the fees associated with the actions described above.

Portfolio Operations

Operational Risk. An investment in the Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Portfolio. While the Portfolio seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Portfolio.

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Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Portfolio’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches involving the Portfolio’s third party service providers (including, but not limited to, advisers, sub-advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. Moreover, cyber security breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investment to lose value.

Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third party service providers to the Portfolio. There is also a risk that cyber security breaches may not be detected. The Portfolio and its shareholders could be negatively impacted as a result.

INVESTMENT RESTRICTIONS

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Portfolio, such excess shall be subject to the 300% asset coverage requirement.

As noted above, the Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. In such event, the Portfolio covers its commitment under such transactions by segregating or “earmarking” assets determined in accordance with procedures adopted by the Board of Trustees. In addition to covering such commitments in the manner described above, with respect to forwards, futures contracts, options and swaps that are required to cash settle (i.e., where physical delivery of the underlying reference asset is not permitted), the Portfolio is permitted to segregate or “earmark” liquid assets equal to the Portfolio’s daily marked-to-market net obligation under the instrument, if any, rather than the instrument’s full notional value (i.e., the market value of the reference asset underlying the forward or derivative). By doing so, such instruments will not be considered a “senior security” by the Portfolio. By segregating or earmarking liquid assets equal to only its net marked-to-market obligation under forwards or derivatives that are required to cash settle, the Portfolio will have the ability to utilize such instruments to a greater extent than if the Portfolio were required to segregate or earmark liquid assets equal to the full notional value of the instrument.

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Pursuant to policies adopted by the Portfolio’s Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by the Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.

For purposes of applying the Portfolio’s investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, the Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of the Portfolio’s policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolio’s policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolio may enter into transactions with the other open-end funds advised by PIMCO with respect to the investment of daily cash balances of such other funds in shares of the Portfolio. Pursuant to an exemptive order issued by the SEC, the Portfolio, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with the Portfolio’s investment objective and investment policies. As part of the interfund lending program, certain PIMCO-sponsored money market and short-term bond funds will have the ability to lend to certain other PIMCO-sponsored non-money market and non-short-term bond funds, as detailed in the exemptive relief (the “Interfund Lending Program”).

Any loan made through the Interfund Lending Program would be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the time required to receive payment for securities sold, but in no event more than seven days. In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary cash management or emergency purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate.

The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.

No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.

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Unless otherwise indicated, all limitations applicable to the Portfolio’s investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of the Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, the Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if the Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolio may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, the Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction.

The Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or to-be-announced (“TBA”) transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from over-the-counter trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, the Portfolio may “roll” an existing over-the-counter swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, any Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolio will test for compliance with Elective Investment Restrictions at the time of the Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.

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The Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of eight Trustees, six of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, and Investment Performance Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee and Governance Committee and the co-Chairs of the Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.

The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of the Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of the Portfolio, the Trust and the fund complex.

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In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 650 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Interested Trustees[1]

Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	146	Chairman and Trustee, PIMCO Variable Insurance Trust and PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series, VIT.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Brent R. Harris (1959) Chairman of the Board and Trustee	02/1992 to present	Managing Director, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, member of Executive Committee, PIMCO.	146	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc.; and member of Board of Governors, Investment Company Institute.

Independent Trustees

George E. Borst (1948) Trustee	04/2015 to present	Executive Advisor, McKinsey & Company; Formerly, Executive Advisor, Toyota Financial Services; and CEO, Toyota Financial Services.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, MarineMax Inc.

Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Managing Director, Dunbar Partners, LLC (business consulting and investments). Formerly, Partner, Leonard Green & Partners, L.P.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, PS Business Parks; Director, Big 5 Sporting Goods Corporation.

Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT; Director, State Auto Financial Corporation.

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group).	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Peter B. McCarthy (1950) Trustee	04/2015 to present	Formerly, Assistant Secretary and Chief Financial Officer, United States Department of Treasury; Deputy Managing Director, Institute of International Finance.	146	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, and PIMCO Equity Series VIT.

Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	146	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

(1)	Mr. Harris and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
(†)	Trustees serve until their successors are duly elected and qualified.
(*)	The information for the individuals listed is as of June 30, 2019.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, his former position as Chief Administrative Officer of PIMCO, as well as his role as President of the Trust, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO Equity Series VIT, PIMCO ETF Trust, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, give him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Harris’s position as a Managing Director of PIMCO and, formerly, as a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Borst served in multiple executive positions at a large automotive corporation. Mr. Borst has prior financial experience from his oversight of the chief financial officer, treasury, accounting and audit functions of that automotive corporation. He also served as the Chief Executive Officer of a credit company. Additionally, Mr. Borst has prior experience as a board member of a corporation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015.

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Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trustand PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. She currently serves on the board of directors of a public company. Additionally, Ms. Hubbard has valuable experience from her service on the board of trustees of PIMCO Variable Insurance Trustand PIMCO ETF Trust since 2017.

Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trustand PIMCO ETF Trust since 2015.

Mr. McCarthy has experience in the areas of financial reporting and accounting, including prior experience as Assistant Secretary and Chief Financial Officer of the United States Department of the Treasury. He also served as Deputy Managing Director of the Institute of International Finance, a global trade association of financial institutions. Mr. McCarthy also has significant prior experience in corporate banking. Additionally, Mr. McCarthy has gained valuable experience as a Trustee of PIMCO Variable Insurance Trustand PIMCO ETF Trust since 2015 and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2011.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trustand PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Executive Officers

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Eric D. Johnson (1970)* President	06/2019 to present	Executive Vice President, PIMCO. President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

David C. Flattum (1964) Chief Legal Officer	05/2019 to present	Managing Director and General Counsel, PIMCO. Chief Legal Officer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Managing Director, Chief Operating Officer and General Counsel, Allianz Asset Management of America L.P.

Keisha Audain-Pressley (1975) Chief Compliance Officer	01/2020 to present	Executive Vice President and Deputy Chief Compliance Officer, PIMCO. Chief Compliance Officer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Brent R. Harris (1959) Senior Vice President	03/2010 to present	Managing Director, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Formerly, member of Executive Committee, PIMCO.

Ryan G. Leshaw (1980) Vice President—Senior Counsel, Secretary	05/2019 to present	Senior Vice President and Senior Counsel, PIMCO. Vice President, Senior Counsel and Secretary, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Chief Legal Officer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Associate, Willkie Farr & Gallagher LLP.

Joshua D. Ratner (1976)** Senior Vice President	05/2019 to Present	Executive Vice President and Head of U.S. Operations, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.

Wu-Kwan Kit (1981) Assistant Secretary	08/2017 to present	Vice President and Senior Counsel, PIMCO. Assistant Secretary, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Vice President, Senior Counsel and Secretary, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Assistant General Counsel, VanEck Associates Corp.

Stacie D. Anctil (1969) Vice President	05/2015 to present	Executive Vice President, PIMCO. Vice President, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brian J. Pittluck (1977) Vice President	01/2020 to present	Senior Vice President, PIMCO. Vice President, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†

Bradley A. Todd (1965) Treasurer	06/2019 to present	Senior Vice President, PIMCO. Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT,PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Bijal Y. Parikh (1978) Deputy Treasurer	01/2020 to present	Vice President, PIMCO. Deputy Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust and PIMCO Equity Series VIT. Assistant Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967) Assistant Treasurer	02/2001 to present	Executive Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Brandon T. Evans (1982) Assistant Treasurer	05/2019 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Treasurer, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds

Colleen D. Miller (1980)** Assistant Treasurer	02/2017 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Christopher M. Morin (1980) Assistant Treasurer	08/2016 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

Jason J. Nagler (1982)** Assistant Treasurer	05/2015 to present	Vice President, PIMCO. Assistant Treasurer, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

H. Jessica Zhang (1973)** Assistant Treasurer	01/2020 to present	Senior Vice President, PIMCO. Assistant Treasurer, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds.

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*	Unless otherwise noted, the information for the individuals listed is as of January 1, 2020.
(†)

The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Credit and Mortgage Income Fund, PIMCO Dynamic Income Fund, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Opportunity Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund and PIMCO Flexible Municipal Income Fund.

**	The address of these officers is Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

Securities Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2018.

Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees

Brent R. Harris	None	Over $100,000

Peter G. Strelow	None	Over $100,000

Independent Trustees

George E. Borst	None	Over $100,000

Jennifer Holden Dunbar	None	Over $100,000

Kym M. Hubbard	None	Over $100,000

Gary F. Kennedy	None	Over $100,000

Peter B. McCarthy	None	Over $100,000

Ronald C. Parker	None	Over $100,000

To the best of the Trust’s knowledge, as of June 30, 2019, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of the Portfolio.

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No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2017.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
George E. Borst	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Peter B. McCarthy	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:

●	the Portfolio;

●	an officer of the Portfolio;

●

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

●

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

●	the investment adviser or principal underwriter of the Portfolio;

●	an officer of the investment adviser or principal underwriter of the Portfolio;

●	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio; or

●	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio.

With respect to the persons listed in the bullet points above, no independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:

(i)	Payments for property or services to or from any such person;
(ii)	Provision of legal services to any such person;
(iii)	Provision of investment banking services to any such person; and
(iv)	Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.

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Standing Committees

Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2019. However, the members of any Committee may be changed by the Board of Trustees from time to time.

The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Msses. Dunbar and Hubbard and Messrs. Borst, Kennedy, McCarthy (Chair) and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2019, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of the Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Portfolio’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Msses. Dunbar and Hubbard (co-Chair) and Messrs. Borst, Harris, Kennedy (co-Chair), McCarthy, Parker and Strelow. During the fiscal year ended March 31, 2019, there were 4 meetings of the Valuation Oversight Committee.

The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of the Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding the Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Msses. Dunbar (Chair) and Hubbard and Messrs. Borst, Harris, Kennedy, McCarthy, Parker and Strelow. The Investment Performance Committee was formed in February 2019 did not meet during the fiscal year ended March 31, 2019.

The Trust also has a Governance Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance Committee, and the Governance Committee currently consists of Msses. Dunbar and Hubbard and Messrs. Borst (Chair), Kennedy, McCarthy and Parker. Prior to November 6, 2018, the Governance Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted vote on the nomination of Independent Trustee candidates.

The Governance Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.

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The Governance Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.

Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.

All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.

During the fiscal year ended March 31, 2019, there were 2 meetings of the Governance Committee.

Trustee Retirement Policy

The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance Committee.

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Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2019.

Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees

George Borst, Trustee	$232,087.50	N/A	$359,012.50

Jennifer Holden Dunbar, Trustee	$227,587.50	N/A	$462,762.50

Kym M. Hubbard, Trustee	$227,587.50	N/A	$349,012.50

Gary F. Kennedy, Trustee	$233,337.50	N/A	$359,012.50

Peter B. McCarthy, Trustee	$233,337.50	N/A	$485,162.50

Ronald C. Parker, Trustee	$268,337.50	N/A	$522,762.50

(1)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2019.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolio pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.84 trillion of assets under management as of June 30, 2019 and $1.42 trillion of third-party assets under management.

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. (“Allianz Asset Management”) with minority interests held by Allianz Asset Management of America LLC, by Allianz Asset Management U.S. Holding II LLC, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of John C. Maney.

There are currently no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Portfolio generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Adviser, and the Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolio’s ability to utilize affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolio, the Portfolio’s ability to take advantage of market opportunities, or the Portfolio’s overall performance.

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Advisory Agreement

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolio does not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolio. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

As discussed in “Investment Objectives and Policies” above, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The Subsidiary will not pay PIMCO a fee for advisory or administrative services.

The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the Portfolio, and PIMCO is terminated.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amount of the advisory fees paid by the Portfolio was as follows:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO Short-Term Floating NAV Portfolio III	$0	$0	$0

Proxy Voting Policies and Procedures

Policy Statement: The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.

Overview: PIMCO has adopted a written proxy voting policy (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. As a general matter, when PIMCO has proxy voting authority, PIMCO has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances.

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Equity Securities. The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) a PM decides to override the ISP’s voting recommendation. In either such case as described above, the Legal and Compliance department will review the proxy to determine whether a material conflict of interest, or the appearance of one, exists.

Fixed Income Securities. Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and their role is limited to election processing and recordkeeping. When processed as corporate action-consents, the Legal and Compliance department will review all election forms to determine whether a conflict of interest, or the appearance of one, exists with respect to the PM’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for issuing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.

Resolution of potential conflicts of interest. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how the Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, through the Trust’s website at www.pimco.com/general/npx-and-nq-filings, through PIMCO Investments LLC’s website at www.pimco.com/general/npx-and-nq-filings, and on the SEC’s website at http://www.sec.gov.

Information about how PIMCO voted the Portfolio’s proxies for the most recent twelve month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolio’s at 1-800-927-4648, on the Portfolio’s website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolio (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio’s non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolio with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolio. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required, by the terms of the applicable SEC exemptive relief, to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts that may have investment

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objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and the separate account holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to Portfolio holdings. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolio’s execution of purchase and sale transactions.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

PIMCO will make available the complete schedule of the portfolio holdings of the Portfolio to the Investing Funds.

The Portfolio files portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolio’s complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the portfolio holdings information at any time with respect to securities held by the Portfolio that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with the Portfolio’s service providers, such as the Portfolio’s investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender, service providers to PIMCO or to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of the Portfolio and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

The Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding the Portfolio, including portfolio holdings information, more frequently to (i) certain third parties that have a legitimate business purpose in receiving such information, or (ii) a redeeming shareholder effecting a redemption-in-kind from the Portfolio as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.

The distribution of non-public information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolio’s non-public information provided is the confidential property of the Portfolio and may not be used for any purpose except in connection with the provision of services to the Portfolio or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential;

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and (3) upon written request from the Portfolio or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolio nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolio or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Portfolio’s holdings.

Required Disclosures. No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving the Portfolio’s current or past portfolio holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolio pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides the Portfolio with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolio, including coordination of the services performed by the Portfolio’s transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolio with office space facilities required for conducting the business of the Portfolio, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolio, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolio does not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolio.

For the fiscal years ended March 31, 2019, 2018 and 2017, the aggregate amount of the supervisory and administrative fees paid by the Portfolio was as follows:

Portfolio	Year Ended 3/31/19	Year Ended 3/31/18	Year Ended 3/31/17
PIMCO Short-Term Floating NAV Portfolio III	$0	$0	$0

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolio is responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; and (v) extraordinary expenses, including costs of litigation and indemnification expenses.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice.

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Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolio and its shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolio; (3) PIMCO is able to provide, or to procure, services for the Portfolio which are at least equal in nature and quality to services that could be provided by others; and (4) the Portfolio would not be charged a fee pursuant to the Supervision and Administration Agreement which was fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

PORTFOLIO MANAGER

Other Accounts Managed

The portfolio manager who is primarily responsible for the day-to-day management of the Portfolio also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2019: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolio); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. As of March 31, 2019, the Portfolio has $21,139.6 million in total assets under management.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider
Registered Investment Companies	20	$82,534.36	0	$0.00
Other Pooled Investment Vehicles	10	$14,151.24	0	$0.00
Other Accounts	37	$29,791.87	1	$1,896.43

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolio. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or redeem shares of the Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolio, as well as regulatory or other limitations applicable to the Portfolio, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolio in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.

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Because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described below may occur between the Portfolio or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolio or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolio or other accounts managed by PIMCO. In addition, because certain Clients (as defined below) are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of the Portfolio. Because of his positions with the Portfolio, the portfolio manager knows the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts he manages and to the possible detriment of the Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for the Portfolio or other accounts managed by PIMCO (each a “Client,” and collectively, the “Clients”), but may not be available in sufficient quantities for all accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.

From time to time, PIMCO may take an investment position or action for a Client that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients, including Clients that are PIMCO affiliates, in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.

When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.

Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or

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reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.

In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.

Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.

PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.

In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other

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effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.

From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients).

PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI.

PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolio) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.

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Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolio and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO’s approach to compensation seeks to provide professionals with a Total Compensation Plan and process that is driven by PIMCO’s mission and values. Key Principles on Compensation Philosophy include:

•	PIMCO’s pay practices are designed to attract and retain high performers;

•	PIMCO’s pay philosophy embraces a corporate culture of rewarding strong performance, a strong work ethic, and meritocracy;

•	PIMCO’s goal is to ensure key professionals are aligned to PIMCO’s long-term success through equity participation; and

•	PIMCO’s “Discern and Differentiate” discipline guides total compensation levels.

The Total Compensation Plan consists of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for PIMCO’s clients. A portfolio manager’s compensation is not based solely on the performance of the Portfolio or any other account managed by that portfolio manager:

Base Salary – Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.

Performance Bonus – Performance bonuses are designed to reward risk-adjusted performance and contributions to PIMCO’s broader investment process. The compensation process is not formulaic and the following non-exhaustive list of qualitative and quantitative criteria are considered when determining the total compensation for portfolio managers:

•

Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio) and relative to applicable industry peer groups; greatest emphasis is placed on 5-year and 3-year performance, followed by 1-year performance;

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•	Consistency of investment performance across portfolios of similar mandate and guidelines, rewarding low dispersion and consistency of outperformance;

•

Appropriate risk positioning and risk management mindset, which includes consistency with PIMCO’s investment philosophy, the Investment Committee’s positioning guidance, absence of defaults, and appropriate alignment with client objectives;

•	Contributions to mentoring, coaching and/or supervising members of team;

•	Collaboration, idea generation, and contribution of investment ideas in the context of PIMCO’s investment process, Investment Committee meetings, and day-to-day management of portfolios;

•	With much lesser importance than the aforementioned factors: amount and nature of assets managed by the portfolio manager, contributions to asset retention, and client satisfaction.

PIMCO’s partnership culture further rewards strong, long term risk adjusted returns with promotion decisions almost entirely tied to long term contributions to the investment process. 10-year performance can also be considered, though not explicitly, as part of the compensation process.

Deferred Compensation – Long Term Incentive Plan (“LTIP”) and/or M Options are awarded to key professionals. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and/or deferred compensation. PIMCO incorporates a progressive allocation of deferred compensation as a percentage of total compensation, which is in line with market practices.

•

The LTIP provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. The plan provides a link between longer term company performance and participant pay, further motivating participants to make a long term commitment to PIMCO’s success.

•

The M Unit program provides mid-to-senior level employees with the potential to acquire an equity stake in PIMCO over their careers and to better align employee incentives with the Firm’s long-term results. In the program, options are awarded and vest over a number of years and may convert into PIMCO equity which shares in the profit distributions of the Firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time.

Eligibility to participate in the LTIP and M Unit program is contingent upon continued employment at PIMCO and all other applicable eligibility requirements.

Profit Sharing Plan. Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolio beneficially owned as of March 31, 2019, by the portfolio manager.

Portfolio Manager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio III	None

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DISTRIBUTION OF TRUST SHARES

Distributor

PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolio’s shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to the Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.

Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.

Purchases and Redemptions

Purchases and redemptions of shares of the Portfolio are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Portfolio is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolio are available for offer and sale in their state of domicile or residence. Shares of the Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolio, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolio’s portfolio.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’ current net assets, and thus does not result in the

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dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.

Portfolio shares are ordinarily valued as of 3:00pm Eastern on each day that the NYSE is open.

Portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales prices are reported, as is the case for most securities traded OTC, on the basis of either: (i) the mean between representative bid and ask quotations obtained from a quotation reporting system or from established market makers; or (ii) prices (including evaluated prices) supplied by the Portfolio’s approved pricing services, quotation reporting systems and other third-party sources (together, “Pricing Services”). For exchange-traded securities, market value also may be determined on the basis of the exchange’s Official Closing Price or Settlement instead of the last reported sales prices. Certain exchange-traded equity options may be valued using evaluations from Pricing Services. Fixed income securities, including those to be purchased under firm commitment agreements, are normally valued on the basis of quotes obtained from brokers and dealers or prices provided by Pricing Services, which may take into account appropriate factors such as, without limitation, institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolio and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolio. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

The Portfolio intends to qualify annually and elect to be treated as regulated investment companies under the Internal Revenue Code. To qualify and be subject to tax as a regulated investment company, the Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to

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the business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) or the securities of one or more “qualified publicly traded partnerships;” and (c) distribute in each taxable year dividends of an amount at least equal to the sum of (i) 90% of investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), determined without regard to any deduction for dividends paid, and (ii) 90% of tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If the Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders would be subject to tax on distributions of earnings.

If the Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. The Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Unless an applicable exception applies, to avoid the tax, the Portfolio must distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, the Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.

Distributions

All dividends and distributions of the Portfolio, whether received in shares or cash, generally are taxable and generally must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Although all or a portion of the dividends paid by a regulated investment company may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate on “qualified dividend income” for individuals and other noncorporate taxpayers, it is not expected that any such portion of the dividends paid by the Portfolio would be significant. Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from the Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a

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shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

In taxable years when the Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

The Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Sales of Shares

Upon the disposition of shares of the Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If the Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

Your financial intermediary or the Portfolio (if you hold your shares in the Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out

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(“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

Potential Pass-Through of Tax Credits

If the Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolio may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio which generally would be taxed as ordinary income when distributed to shareholders.

The Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will generally be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of the Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

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Certain requirements that must be met under the Internal Revenue Code in order for the Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to the Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolio for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in the Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of the Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

The Portfolio may engage in short sales of securities. In general, gain or loss on a short sale is recognized when the Portfolio closes the short sale by delivering the borrowed securities to the lender, not when the borrowed securities are sold. Short sales may increase the amount of short-term capital gain realized by the Portfolio, which is generally taxed as ordinary income when distributed to shareholders. In addition, these rules may terminate the holding period of “substantially identical property” held by the Portfolio. Moreover, a loss recognized by the Portfolio on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. The Portfolio generally will not be permitted to deduct payments made to reimburse a lender of securities for dividends paid on borrowed securities if the short sale is closed on or before the 45th day after the Portfolio enters into the short sale. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

The Portfolio may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. The Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

The Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any marked-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net marked-to-market gains included in income with respect to such shares in prior taxable years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. The Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

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Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will generally be taxed to shareholders as either ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Taxation

Income and gains recognized by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolio with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of such income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of such income.

The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Uncertain Tax Consequences

The Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolio to the extent necessary in order to seek to ensure that they distribute sufficient income that they do not become subject to U.S. federal income or excise tax.

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Constructive Sales

Certain rules may affect the timing and character of gain if the Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax.

The Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions were generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.

The Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolio to enable the Portfolio to determine whether withholding is required.

Income Tax on Sale of the Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

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The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). The Portfolio will provide information annually to shareholders indicating the amount and percentage of the Portfolio’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of the Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

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The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

Control Persons and Principal Holders of Securities

As of June 30, 2019, the following persons owned of record or beneficially 5% or more of the noted shares of the Portfolio:

FUND NAME	SHARE CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED (%)
SHORT-TERM FLOATING NAV PORTFOLIO III	INST	STATE STREET BANK & TRUST FBO PIMCO HIGH YIELD, 1633 BROADWAY NEW YORK, NY 10019	83,366,129.21	7.74%
SHORT-TERM FLOATING NAV PORTFOLIO III	INST	STATE STREET BANK & TRUST FBO PIMCO INV GRD CORP BOND FUND, 1633 BROADWAY NEW YORK, NY 10019	62,667,281.32	5.82%
SHORT-TERM FLOATING NAV PORTFOLIO III	INST	STATE STREET BANK FBO PAPS ASSET BACKED SEC PORT, 1633 BROADWAY NEW YORK, NY 10019	104,611,742.62	9.72%
SHORT-TERM FLOATING NAV PORTFOLIO III	INST	STATE STREET BANK FBO PIMCO INCOME FND (MULTI-SECTOR), 1633 BROADWAY NEW YORK, NY 10019	144,398,510.47	13.41%
SHORT-TERM FLOATING NAV PORTFOLIO III	INST	STATE STREET KANSAS CITY FBO PIMCO TOTAL RETURN FUND, 1633 BROADWAY NEW YORK, NY 10019	61,736,475.83	5.74%
(*)	Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio, as that term is defined in the 1940 Act.

Code of Ethics

The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolio.

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Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolio. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolio will not occur, and shareholders bear the risk of losses arising from these or other events.

DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, Missouri 64105-1407, serves as transfer agent and dividend disbursing agent for the Portfolio.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolio. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Trust as of March 31, 2019, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s March 31, 2019 Annual Reports.

PAPS0002OMS_010220

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PART C.    OTHER INFORMATION

Item 28.	Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Seventh Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 5, 2019(51)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Senior Floating Rate Fund, PIMCO Total Return Fund IV, PIMCO RAE PLUS International Fund and PIMCO RAE PLUS Small Fund dated February 28, 2011(10)

(8)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(12)

(9)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(13)

(10)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(13)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International Fund (U.S. Dollar Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund, PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated March 22, 2013(20)

	(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
	(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Senior Floating Rate Fund dated October 1, 2013(23)

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(16)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5, 2013(22)

(17)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)

(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(19)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response Multi-Asset Fund dated October 1, 2015(32)

(20)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Total Return ESG Fund, PIMCO Low Duration ESG Fund and PIMCO Low Duration Income Fund dated November 7, 2016(44)

(21)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio dated February 14, 2017(37)

(22)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic Bond Fund dated October 2, 2017(42)

(23)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
(24)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(25)

Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(26)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
(27)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(28)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)
(29)

Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO RAE PLUS Small Fund dated December 1, 2012(18)

(30)

Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Low Volatility PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO RAE Low Volatility PLUS International Fund, PIMCO RAE PLUS Small Fund and PIMCO RAE Low Volatility PLUS Fund dated December 20, 2013(22)

(31)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)

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(32)

Sub-Advisory Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated March 15, 2019(49)

(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated May 15, 2018(46)
(4)

Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
	(6)	Form of Sales Agreement(35)
	(7)	Form of Sales Agreement(35)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(16)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(3)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(4)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund, PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated March 22, 2013(20)

	(5)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
	(6)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2013(23)
(7)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5, 2013(22)

	(8)	Supplement to Second Amended and Restated Supervision and Administration Agreement dated October 1, 2014(24)
(9)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Multi-Strategy Alternative Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)

4

(10)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(11)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged) and PIMCO StocksPLUS® Small Fund dated October 1, 2015(32)

(12)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Moderate Duration Fund and PIMCO Short Asset Investment Fund dated November 2, 2015(41)
(13)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Government Money Market Fund dated February 23, 2016(33)
(14)	Supplement to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2016(36)
(15)

Amendment to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio dated February 14, 2017(37)

(16)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Long Duration Total Return Fund dated October 2, 2017(43)
(17)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Global Bond Opportunities Fund (Unhedged) dated November 14, 2017(43)
(18)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated February 13, 2018(45)
(19)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares dated February 13, 2018(45)
(20)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares and Class D shares dated May 15, 2018(46)
(21)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Total Return Fund dated October 1, 2018(48)
(22)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018 (49)

(23)

Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Preferred and Capital Securities Fund and PIMCO RAE Worldwide Long/Short PLUS Fund dated May 15, 2019(50)

(24)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(25)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
(26)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
(27)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
(28)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)
(29)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(30)	Second Amended and Restated Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated July 31, 2019(51)

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	(31)	Amended and Restated Fee Waiver Agreement relating to the PIMCO RAE Low Volatility PLUS EMG Fund dated July 31, 2019(51)
	(32)	Fee Waiver Agreement relating to the PIMCO Multi-Strategy Alternative Fund dated November 5, 2014(25)
	(33)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
	(34)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
	(35)	Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated October 1, 2018(47)
	(36)	Amendment to the Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated July 31, 2019(51)
(37)

Fee Waiver Agreement relating to the PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(38)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(19)
	(39)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
	(40)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)
	(41)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
	(42)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
	(43)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
	(44)	Fee Waiver Agreement relating to the PIMCO Climate Bond Fund dated November 4, 2019 (51)
	(45)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
	(46)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
	(47)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
(48)

Expense Limitation Agreement relating to PIMCO Gurtin California Municipal Intermediate Value Fund, PIMCO Gurtin California Municipal Opportunistic Value Fund, PIMCO Gurtin National Municipal Intermediate Value Fund and PIMCO Gurtin National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(49)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(50)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(51)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
	(52)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
	(53)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
	(54)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
	(55)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)
	(56)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)
(i)		Opinion and Consent of Counsel(52)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(52)
	(2)(A)	Secretary’s Certificate pursuant to Rule 483(b)(37)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)

6

	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Form of Bank Fund Services Agreement (23)
	(6)	Form of Fund Services Agreement(31)
(n)		Eighteenth Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated May 15, 2018(46)
(p)	(1)	Revised Code of Ethics for the Registrant(41)
	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(51)
	(3)	Revised Code of Ethics for Research Affiliates LLC(48)
	(4)	Code of Ethics of Gurtin Municipal Bond Management(51)
*		Powers of Attorney(50)
**		Power of Attorney(49)

(1)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)	Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)	Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)	Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)	Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)	Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(18)	Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)	Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)	Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)	Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.

7

(25)	Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)	Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)	Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)	Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)	Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)	Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)	Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)	Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)	Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)	Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.
(36)	Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)	Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)	Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)	Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)	Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)	Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)	Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.
(43)	Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)	Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45) (46)	Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein. Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)	Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)	Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)	Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)	Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)	Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)	To be filed by amendment.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommodityRealReturn Strategy Fund®, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund®’s annual and semi-annual reports to shareholders.

8

The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands. The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS® Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware. The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware. The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware. The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semi-annual reports to shareholders.

9

Item 30.	Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.	Business and Other Connections of the Investment Adviser

Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).

Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).

Item 32.	Principal Underwriter

(a)	PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)	The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Mogelof, Eric	Chairman	None
Sutherland, Eric M.	President	None
Martin, Colleen M.	Chief Financial Officer and Financial and Operations Principal	None
Murphy, Jordan M.	Chief Compliance Officer	None
Harry, Seon	Anti-Money Laundering Compliance Officer	None
Dubitzky, Zvi	Chief Legal Officer	None
Plump, Steven B.	Head of Business Management, Vice President	None

*	The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.

10

Item 33.	Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219294, Kansas City, MO 64121-9294, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, MO 64105-1407, DST Asset Manager Solutions, c/o Recall North America, 5 Beeman Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.

Item 34.	Management Services

Not applicable

11

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 2nd day of January, 2020.

PIMCO FUNDS
(Registrant)

By:
Eric D. Johnson*, President

*By:	/s/ Adam T. Teufel
Adam T. Teufel
as attorney-in fact

*	Pursuant to powers of attorney filed with Post-Effective Amendment No. 324 to the Registration Statement No. 33-12113 on July 29, 2019.